Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Spirits Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	7389	13-3878747
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Bayview Circle, Suite 4100

Newport Beach, California 92660

(949) 674-0355

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd Sanders

Chief Executive Officer

Spirits Capital Corporation

100 Bayview Circle, Suite 4100

Newport Beach, California 92660

(949) 674-0355

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ruba Qashu Barton LLP 100 Wilshire Boulevard, Suite 1300 Santa Monica, California 90401 Telephone: (424) 678-0947	Richard A. Friedman, Esq. Nazia J. Khan, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 Telephone: (212) 653-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This registration statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the initial public offering of common stock through the underwriter named on the cover page of this prospectus, which we refer to as the Public Offering Prospectus.

●	The Resale Prospectus. A prospectus to be used for the resale by selling stockholders of shares of common stock, which we refer to as the Resale Prospectus, which we have filed on behalf of the selling stockholders.

The initial public offering and resale offering will be concurrent in that the selling stockholders may commence selling efforts at any time after the registration statement is declared effective. However, the closing of the initial public offering will not occur until one (1) trading day after trading on The Nasdaq Capital Market commences, which is expected to occur on the trading day following the date that the registration statement is declared effective. Please see “Risk Factors — Risks Related to this Offering and Ownership of Our Common Stock” for certain risks related to the concurrent registration of shares pursuant to the Resale Prospectus.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different front and back covers;

●	they contain different Offering sections in the Prospectus Summary;

●	they contain different Use of Proceeds sections;

●	the Capitalization and Dilution sections are deleted from the Resale Prospectus;

●	a Selling Stockholders section is included in the Resale Prospectus;

●	the Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus and a Plan of Distribution section is inserted in its place; and

●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriter.

The registrant has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus, which we refer to as the Alternate Pages, to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders.

The Public Offering Prospectus and the Resale Prospectus may result in two offerings taking place concurrently, which could affect the price and liquidity of, and demand for, our common stock. This risk and other risks are included in “Risk Factors” beginning on page 10 of the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to Completion, Dated September 16, 2024

Shares of Common Stock

This is the initial public offering of the common stock of Spirits Capital Corporation, a Delaware corporation. We are offering            shares of our common stock. We anticipate that the initial public offering price will be between $           and $           per share.

We intend to apply to list our common stock on The Nasdaq Capital Market under the symbol “           .” We believe that upon the completion of this offering, we will meet the standards for listing on The Nasdaq Capital Market; however,  if our common stock is not approved for listing on The Nasdaq Capital Market, we will not consummate this offering. No assurance can be given that our application will be approved.

Our common stock is currently quoted on the Pink Open Market (the “OTCPink”), operated by the OTC Markets Group, Inc. under the symbol “SSCC” and is thinly traded. On September 13, 2024, the last reported sale price for our common stock on the OTCPink was $3.00.

We expect to effect a            - for -            reverse stock split of our outstanding common stock prior to the completion of this offering, Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and preferred stock at an assumed 1-for- ratio expected to occur prior to the effective date of the registration statement of which this prospectus forms a part.

The bona fide estimate of the range of the maximum offering price will be from $           to  $           and the maximum number of securities offered is             (after giving effect to the reverse stock split). The actual public offering price per share will be determined through negotiations between us and the underwriter at the time of pricing and may be at a discount to the current market price. Therefore, the estimated public offering price used throughout this prospectus may not be indicative of the final offering price.

Upon consummation of this offering,        will beneficially own approximately        % of our outstanding common stock (approximately       % if the underwriters exercise in full their option to purchase additional common stock). As a result, each of         may be in a position to influence matters affecting us, including decisions regarding extraordinary business transactions, fundamental corporate transactions and election of directors. For more information, see “Risk factors—Our principal equity holders’ interests may conflict with yours.”

In addition, we have registered an aggregate of                   shares of our common stock for resale by certain selling stockholders by means of the Resale Prospectus. Sales of the shares of our common stock registered in this prospectus and the Resale Prospectus may result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

	Per Share	Total

Price to the public	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds to us (before expenses)	$	$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the aggregate gross proceeds. In addition, we have agreed to issue warrants (the “Representative’s Warrants”) to the representative of the underwriters as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The registration statement, of which this prospectus is a part, also registers for sale the shares of common stock underlying the Representative’s Warrants. See the section titled “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 45 days to purchase up to additional shares of our common stock at the initial public offering price less the underwriting discounts and commissions.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company” and “Risk Factors — Risks Related to this Offering and Ownership of Our Common Stock.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment on or about           , 2024.

R.F. Lafferty & Co., Inc.

Prospectus dated                   , 2024

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Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	our ability to continue as a going concern;

●	expected changes in our costs or expenditures;

●	growth of and competition trends in our industry;

●	our expectations regarding demand for, and market acceptance of, our brand;

●	our expectations regarding our relationships with investors and other parties we collaborate with;

●	our expectation regarding the use of proceeds from this offering;

●	fluctuations in general economic and business conditions in the market in which we operate; and

●	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

About this Prospectus

As used in this prospectus, unless the context otherwise indicates, any reference to “Spirits,” “our company,” “the company,” “us,” “we” and “our” refers to Spirits Capital Corporation, the issuer of the shares of common stock offered hereby, together with its consolidated subsidiaries.

You should rely only on the information contained in this prospectus or in any free writing prospectus that we authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. This prospectus is an offer to sell only the shares of common stock offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume the information contained in this prospectus and any free writing prospectus we authorize to be delivered to you is accurate only as of their respective dates or the date or dates specified in those documents. Our business, financial condition, results of operations or prospects may have changed since those dates.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or the offer and sale of the shares of common stock in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

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Industry and Market Data

We are responsible for the information contained in this prospectus. This prospectus includes industry and market data that we obtained from periodic industry publications, and third-party studies and surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections included in these sources are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

Trademarks, Trade Names and Service Marks

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights of these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Prospectus Summary

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus as well as matters set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We are a fintech company that merges technology with the alternative asset class of premium American whiskey and other spirits.

Our mission is to democratize access to this historically exclusive asset class by leveraging innovative financial instruments and cutting-edge digital platforms. By integrating new-age technology with the timeless value of aged spirits, we offer a compelling and unique investment opportunity in a market that is both resilient and consistently performing.

Our company is structured as a holding company with three operating wholly owned subsidiaries, Spirits Global, Inc., Distilled Barrels Financial Exchange, Inc., and Spirits Barrels, LLC. Each subsidiary plays a strategic role in our integrated approach to the spirits investment ecosystem, driving growth through distinct yet complementary business models.

Spirits Global, Inc.

Our wholly-owned subsidiary Spirits Global, Inc., a Delaware corporation (“SG”), was organized on May 7, 2018. It engages in the sale of Cask Investment Deeds that provide a fixed return over a fixed period of time. Each Cask Investment Deed is secured by one barrel of newly filled (less than one year) of aging premium American Whiskey, which is held in a secure bonded facility and insured for the entirety of the hold period of the investment. Revenue is generated from the difference in the Cask Investment Deed price and cost to the company of the whiskey, storage fees and insurance. Additionally, the company expects to generate revenue from the difference of the sale price of the whiskey and amounts owed to investors under the Cask Investment Deed. SG has sold 1,720 Cask Investment Deeds as of the date hereof. SG owns 2,145 barrels of premium American whiskey, of which 520 barrels are securing Cask Investment Deeds as of the date hereof. SG has an additional 1,200 barrels in production with a distillery as of the date hereof.

Spirits Barrels LLC

Our wholly-owned subsidiary Spirits Barrels LLC, a Delaware limited liability company (“SBLLC”), was organized on May 3, 2024. It engages in the proprietary purchase and sale of premium American whiskey. Revenue will be generated by both short term (less than one year) and long term (more than one year) buying and selling of premium American whiskey. SBLLC has 1,300 barrels of premium American whiskey in production with a distillery as of the date hereof.

Distilled Barrels Financial Exchange

Our wholly-owned subsidiary Distilled Barrels Financial Exchange, Inc., a Wyoming corporation (“DBFEX”), was organized on November 2, 2023. DBFEX intends to revolutionize spirits trading by offering a secure, user-friendly digital marketplace that connects distilleries, investors, and other industry professionals for seamless and transparent transactions. It is expected to launch in the fourth quarter of 2024. While a few whiskey inventory websites exist, the DBFEX is intended to be the industry’s first digital platform for the global trading of aged whiskey barrels and other spirits. Revenue will be generated through annual subscriptions and transaction fees.

Because purchasing or trading barrels of spirits is conducted via a small network of brokers, pricing is often inefficient, contains exorbitant commissions, and lacks transparency while the reach is limited to their individual networks. DBFEX has been designed to provide interested parties from across the world with real-time access to quantities, prices and valuations in a safe and secure marketplace. The power of technology is expected to help democratize the whiskey and spirits trading market. We built DBFEX on a foundation of a scalable, cloud-based infrastructure in order to ensure reliability, agility, and the ability to swiftly adapt to market changes.

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Via a secure and transparent technology platform, we believe that DBFEX is the missing piece of a rapidly developing asset class and is designed to be a resource for the trading and valuation of American whiskey and other spirits. DBFEX uses a proprietary pricing tool, known as the Barrel Value Optimizer, to analyze an extensive array of market data and barrel-specific information to suggest optimal price ranges for aged whiskey barrels.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” beginning on page 10 of this prospectus. These risks include, among others, the following:

●	If our brands do not achieve widespread consumer acceptance, our growth may be limited;

●	We may not be successful in our efforts to form strategic partnerships with recognized distilleries or we may not realize the benefits of our strategic partnerships that we may form in the future;

●	We have incurred significant operating losses and anticipate that we will continue to incur significant operating losses in the future;

●	We may require additional capital, which we may not be able to obtain on acceptable terms. Our inability to raise such capital, as needed, on beneficial terms or at all could restrict our future growth and severely limit our operations;

●	We are conducting a simultaneous dual offering which could result in the loss of the value of new shareholders if existing shareholders sell their common stock;

●	Our failure to protect our trademarks and trade secrets could compromise our competitive position and decrease the value of our brand portfolio;

●	A failure of one or more of our key information technology systems, networks, processes, associated sites or service providers could have a material adverse impact on our business;

●	Our failure to attract or retain key executive or employee talent could adversely affect our business;

●	The concentration of ownership in the company’s common stock by key executives and employees;

●	Doubt about the company’s ability to continue as a going concern;

●	Risk of being delisted from the Nasdaq platform;

●	The company is currently in default of a note;

●	If we fail to manage growth effectively or prepare for scalability, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations;

●	We face substantial competition in our industry and many factors may prevent us from competing successfully;

●	Adverse public opinion about alcohol could reduce demand for our products.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the “JOBS Act”, and therefore we have elected to comply with certain reduced disclosure and regulatory requirements for this prospectus and future filings, including only presenting two years of audited financial statements and related financial information, not having our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act”, reduced disclosure obligations regarding executive compensation and not holding a nonbinding advisory vote on executive compensation and any golden parachute payments.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

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Corporate Information

The company was incorporated in the State of Delaware on December 5, 1995 under the name Capital Beverage Corporation. On December 16, 2005, the company sold substantially all of its assets to Oak Beverages, Inc. On April 28, 2021, the company filed a 1-for-1,000 reverse stock split with the Secretary of State of the State of Delaware. On April 29, 2021, the company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to change its name from Capital Beverage Corporation to Spirits Capital Corporation. On September 21, 2023, the company filed its second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, referred to herein as the (“Certificate”).

Our corporate mailing address is 100 Bayview Circle, Suite 4100, Newport Beach, CA 92660. Our telephone number is (949) 674-0355. Our website is www.spiritscap.com. The information on our website is not incorporated by reference into, and should not be considered part of, this prospectus. Any information about us on LinkedIn, Twitter or other social media platforms should not be considered part of this prospectus, nor should any information about us posted by others on blogs, bulletin boards, in chat rooms or in similar media.

THE OFFERING

Common stock offered by us:	shares of common stock (or shares if the underwriters exercise the over-allotment in full).

Offering price:	We currently estimate that the range of the maximum offering price will be between $ and $ per share. For purposes of this prospectus, the assumed initial public offering price per share is $ , the midpoint of the anticipated price range. The actual offering price per share will be determined between the underwriters and us based on market conditions at the time of pricing and the actual number of shares we will offer will be determined based on the actual initial public offering price. Therefore, the assumed offering price used throughout this prospectus may not be indicative of the final offering price.

Shares to be outstanding after this offering(1):

       shares of common stock (or       shares if the underwriters exercise the over-allotment option in full), based on an assumed initial public offering price of $        per share, which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus.

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Over-allotment option:	We have granted to the underwriters a 45-day option to purchase from us up to an additional % of the shares sold in the offering ( additional shares) at the initial public offering price, less the underwriting discounts and commissions.

Use of proceeds:

We expect to receive net proceeds of approximately $        from this offering (or $        if the underwriters exercise the over-allotment option in full), based on an assumed initial public offering price of $       per share, which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for paying deposits on barrel allocations with multiple distilleries as well as building our corporate and operational infrastructure, working capital, purchasing barrels of whiskey for our investment portfolio, forming strategic partnerships and other general corporate purposes. Our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Use of Proceeds.”

Risk factors:

Investing in our common stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10.

Lock-up:

Pursuant to certain “lock-up” agreements, the company’s executive officers, directors and holders of more than 5% of the company’s common stock and securities exercisable for or convertible into its common stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of six months from the date of effectiveness of the offering.

In addition, the company has agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 12 months from the date of closing of the offering.

OTCPink trading symbol:	Our common stock is currently quoted on the OTCPink under the trading symbol “SSCC.”

Proposed trading market and symbol:	We plan to apply to list our common stock on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ ”.

(1) The number of shares of common stock outstanding immediately following this offering is based on 104,802,520 shares outstanding as of June 30, 2024 and excludes:

●	711,250 shares of common stock underlying outstanding warrants at a weighted average exercise price of $0.68 per share;

●	shares of common stock issuable upon conversion of outstanding convertible notes in the aggregate amount of $ , including interest accrued thereon, assuming an initial public offering price of $ per share, the midpoint of the range set forth on the cover page of this prospectus;

●	25,000,00 shares of common stock reserved for issuance under our 2024 Equity Incentive Plan; and

●	shares of common stock issuable upon exercise of the Representative’s Warrants at an exercise price of $ (110% of the public offering price per share in this offering).

Except as otherwise indicated herein, all information in this prospectus assumes or gives effect to:

●	a 1-for- reverse stock split of our common stock effected on , 2024 pursuant to which (i) every shares of outstanding common stock was decreased to one share of common stock, (ii) the number of shares of common stock for which each outstanding warrant to purchase common stock is exercisable was proportionally decreased on a 1-for basis and (iii) the exercise price of each outstanding warrant to purchase common stock was proportionally increased on a 1-for basis (the “Reverse Stock Split”). No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded down to the nearest whole share; and

●	no exercise by the underwriters of their option to purchase an additional shares of common stock.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks and uncertainties, together with all other information in this prospectus, including our financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus before investing in our common stock. Any of the risk factors we describe below could adversely affect our business, financial condition, results of operations or prospects. The market price of our common stock could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our common stock. Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business, financial condition, operating results and prospects.

Risks Related to Our Financial Position and Need for Additional Capital

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

As shown in the accompanying financial statements, the company generated net losses of $5,591,105 and $32,477,619 during the years ended December 31, 2023 and 2022, respectively, and $2,733,959 for the six months ended June 30, 2024. The company did not generate any revenue from product sales during the years ended December 31, 2023 and 2022, or the six months ended June 30, 2024. As of December 31, 2023 and June 30, 2024, the company’s current assets exceeded its current liabilities by $1,693,701 and $1,336,636, respectively As of December 31, 2023 and June 30, 2024, the company had cash and cash equivalents of $2,057,843 and $768,882, respectively.

The company will require additional funding during the next 12 months to finance the growth of its current operations and achieve its strategic objectives. These factors, as well as the uncertain conditions that the company faces relative to capital raising activities, create substantial doubt as to the company’s ability to continue as a going concern. The ability of the company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements and expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through calendar year 2024. However, management cannot make any assurances that such financing will be secured on terms favorable to the company, or at all.

The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital.

We need significant additional financing to fund our operations. If we are unable to raise sufficient capital when needed, we could be forced to delay or reduce or business development efforts.

We expect our existing cash of               together with proceeds from this offering will enable us to fund our operating expenses through and capital expenditure requirements for                months from the date of this prospectus; however, our existing cash                 will not be sufficient to complete development, and we will need to raise significant additional capital to help us do so. In addition, our operating plan may change as a result of many factors currently unknown to us, and we may need additional funds sooner than planned.

Additional funds may not be available when we need them on terms that are acceptable to us, or at all. We have no committed source of additional capital. If adequate funds are not available to us on a timely basis, we may not be able to continue as a going concern or we may be required to delay, limit, reduce or terminate delay, limit, reduce or terminate our development plans or marketing capabilities or other activities that may be necessary to commercialize our business.

We may consider strategic alternatives in order to maximize stockholder value, including financings, strategic alliances, acquisitions or the possible sale of the company. We may not be able to identify or consummate any suitable strategic alternatives.

We may consider all strategic alternatives that may be available to us to maximize stockholder value, including financings, strategic alliances, acquisitions or the possible sale of the company. We currently have no agreements or commitments to engage in any specific strategic transactions, and our exploration of various strategic alternatives may not result in any specific action or transaction. To the extent that this engagement results in a transaction, our business objectives may change depending upon the nature of the transaction. There can be no assurance that we will enter into any transaction as a result of the engagement. Furthermore, if we determine to engage in a strategic transaction, we cannot predict the impact that such strategic transaction might have on our operations or stock price. We also cannot predict the impact on our stock price if we fail to enter into a transaction.

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Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights on unfavorable terms to us.

We may seek additional capital through a variety of means, including through private and public equity offerings and debt financings, collaborations, strategic alliances and marketing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, or through the issuance of shares under management or other types of contracts, the ownership interests of our stockholders will be diluted, and the terms of such financings may include liquidation or other preferences, anti-dilution rights, conversion and exercise price adjustments and other provisions that adversely affect the rights of our stockholders, including rights, preferences and privileges that are senior to those of our holders of common stock in the event of a liquidation. In addition, debt financing, if available, could include covenants limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures or declaring dividends and may require us to grant security interests in our assets, including our intellectual property. If we raise additional funds through collaborations, strategic alliances, or marketing arrangements with third parties, we may have to relinquish valuable rights to our future revenue streams, on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may need to curtail or cease our operations.

Risks Related to Our Business

Our future success depends on our ability to retain our executive officers and to attract, retain and motivate qualified personnel.

We are highly dependent upon our personnel, including Todd Sanders, our Chief Executive Officer and Chairman of our board of directors. The loss of Mr. Sander’s services could impede the achievement of our development objectives. We have not obtained, do not own, nor are we the beneficiary of, key-person life insurance. Our future growth and success depend on our ability to recruit, retain, manage and motivate our employees. The loss of any member of our senior management team or the inability to hire or retain experienced management personnel could compromise our ability to execute our business plan and harm our operating results.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes which could have an adverse effect on our financial position and results of operations.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals; and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

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Changes in the economy could have a detrimental impact on the company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the company’s future revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any such events or occurrences could have a material adverse effect on the company’s financial results and on your investment.

Our operating plan relies in large part upon assumptions and analyses developed by the company. If these assumptions or analyses prove to be incorrect, the company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the company’s control, including, but not limited to:

●	whether the company can obtain sufficient capital to sustain and grow its business;

●	our ability to manage the company’s growth;

●	whether the company can manage relationships with key vendors and advertisers;

●	demand for the company’s products and services;

●	the timing and costs of new and existing marketing and promotional efforts and/or competition;

●	the company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

●	the overall strength and stability of domestic and international economies; and

●	consumer spending habits.

Unfavorable changes in any of these or other factors, most of which are beyond the company’s control, could materially and adversely affect its business, results of operations and financial condition.

Our business plan is speculative and our business model is evolving.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the company will generate significant revenues or profits. In addition, our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the company’s market continues to evolve.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the company’s product and service offerings, the company’s markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The company’s projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the marketing of the products we sell, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability.

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If we fail to successfully promote and position our brand, it could have a material adverse effect on the company’s results of operations.

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the company’s market increases. Successfully promoting and positioning our brand will depend largely on the effectiveness of our ability to form strategic partnerships with recognized distilleries. If we fail to successfully form these partnerships, it could have a material adverse effect on the company’s results of operations.

We may not be successful in our efforts to form strategic partnerships with recognized distilleries, or we may not realize the benefits of our strategic partnerships that we may form in the future.

Successfully promoting and positioning our brand will depend largely on the effectiveness of our ability to form strategic partnerships with recognized distilleries and realizing benefits from such partnerships. If we fail to successfully form these partnerships or realize the benefits of such partnerships, it will have a material adverse effect on the company’s results of operations.

We may form strategic alliances, create joint ventures or collaborations or with third parties that we believe will complement or augment our business. These relationships, or those like them, may require us to incur nonrecurring and other charges, increase our near- and long-term expenditures, issue securities that dilute our existing stockholders or disrupt our management and business. In addition, we face significant competition in seeking appropriate strategic alliances and the negotiation process is time-consuming and complex.

Our employees may engage in misconduct or improper activities, which would have a material adverse result on the company’s business.

The company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitations on director liability and our indemnification of our directors may discourage stockholders from bringing suit against a director.

Our Certificate and our amended and restated bylaws (the “Bylaws”) include provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”); or (iv) for any transaction from which the director derived an improper personal benefit. These provisions eliminate the personal liability of our directors and our stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care, but do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Certificate and Bylaws require indemnification of directors and officers to the fullest extent permitted by Delaware law. Such indemnification may be available for liabilities arising in connection with this offering.

Our executive officers, directors and principal stockholders own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of the date of this prospectus, our officers, directors and principal stockholders beneficially own and control over 80% of our voting power, and will own              % of our voting power after this offering such that they will continue to exert substantial influence over our company after the offering is completed.

This concentration of control creates a number of risks. This group of stockholders has the ability to exert significant influence over us through this ownership position. These stockholders may be able to exert significant influence over all matters requiring stockholder approval, including with respect to elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets or other major corporate transaction, and our stockholders may find it difficult to replace members of management should our stockholders disagree with the manner in which the company is operated. Furthermore, this concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders, which in turn could have a material adverse effect on the market value of our common stock. The interests of this group of stockholders may not always coincide with your interests or the interests of other stockholders and they may act in a manner that advances their best interests and not necessarily those of other stockholders.

We risk becoming an investment company under the Investment Company Act, subjecting us to additional regulation.

The Investment Company Act regulates certain companies that invest in, hold or trade securities. Because a portion of our assets consist of cask investment deeds are deemed to be securities, we run the risk of inadvertently becoming an investment company, which would require us to register under the Investment Company Act. Registered investment companies are subject to extensive, restrictive and potentially adverse regulations relating to, among other things, operating methods, leverage, management, capital structure, dividends and transactions with affiliates. In addition, we may structure transactions in a less advantageous manner than if we were not subject to such Investment Company Act risks, or we may avoid otherwise economically desirable transactions due to this risk. In addition, events beyond our control, including significant appreciation or depreciation in the market value of certain of our holdings, could result in us inadvertently becoming an investment company. If it were established that we were an investment company, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC. A determination that we are an investment company would have a material adverse effect on our business, financial operations and ability to continue as a going concern.

Our business is subject to all the risks inherent in the establishment of a new business enterprise and our operations are not generating revenue. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

Our business is subject to all the risks inherent in the establishment of a new business enterprise and our operations are not generating revenue. The likelihood of our creation of a successful business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the growth of a business, operation in a competitive industry, and the continued development of our technology and products. Since inception, we have not generated revenue and expect to incur substantial operating expenses in order to fund the expansion of our business. There is no assurance that we will be profitable in the near future. If we are unable to achieve profitability, we may be unable to continue our operations. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

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Risks Related to Our Industry

Distiller or warehousing agreements may not be honored.

Counterparties to contracts, including distiller or warehousing agreements, may not perform, which would impact operations.

A distiller who contractually agrees to reserve space for distilling and storing spirits for a certain period of time may not honor the full extent of said contract, which may impact the overall maturation process and or date of particular spirit. Additionally, every offering led by a subsidiary of the company that involves the maturation of a distilled alcohol and/or spirit will include multiple contracts with third-party contractors. These contractors could be suppliers or service providers. Either a brief of prolonged interruption of the counter-party’s contractual obligation(s) may impact the timing of a specific offering or its proposed maturation date. For example, a counter-party responsible for the delivery of aged whiskey barrels could default on its obligation, which may impact the entire maturation timetable for a given distilled spirit. Additionally, the company’s counterparties may default on their obligation, which may impact the company’s, and its subsidiaries’, operations.

We operate in a highly regulated industry and are subject to government regulation. Complying with regulations, tax payments and any current and future compliance costs due to regulatory changes could be significant and affect our business and profitability.

We are subject to the Federal Alcohol Administration Act, U.S. Customs Laws, Internal Revenue Code of 1986 and the Alcoholic Beverage Control laws of all fifty states. The U.S. Treasury Department’s Alcohol and Tobacco Tax and Trade Bureau regulates the production, blending, bottling, sales and advertising and transportation of alcohol products. Also, each state regulates the advertising, promotion, transportation, sale and distribution of alcohol products within its jurisdiction. We are also required to conduct business in the U.S. only with holders of licenses to import, warehouse, transport, distribute and sell spirits.

Further, the advertising, marketing and sale of beverage alcohol products are subject to U.S. Regulations. In addition, recent developments in the industry may compel us to identify the source and location of our distillate products. These regulations range from a complete prohibition of the marketing of alcohol in some states to restrictions on the advertising style, media and messages used. Labeling of spirits is also regulated in many markets, varying from health warning labels to importer identification, alcohol strength and other consumer information. All beverage alcohol products sold in the U.S. must include warning statements related to risks of drinking beverage alcohol products.

In the U.S. control states, the state liquor commissions act in place of distributors and decide which products are to be purchased and offered for sale in their respective states. Products are selected for purchase and sale through listing procedures which are generally made available to new products only at periodically scheduled listing interviews. Consumers may purchase products not selected for listings only through special orders, if at all.

Also, the distribution of beverage alcohol products is subject to extensive taxation (at both the federal and state government levels), and beverage alcohol products themselves are the subject of national import and excise duties in most countries around the world. An increase in taxation or in import or excise duties could also significantly harm our future sales revenue and margins, both through the reduction of overall consumption and by encouraging consumers to switch to lower-taxed categories of beverage alcohol.

The distribution of alcohol-based beverages is also subject to extensive taxation internationally. Most foreign countries impose excise duties on wines and distilled spirits, although the form of such taxation varies from a simple application on units of alcohol by volume to intricate systems based on the imported or wholesale value of the product. Several countries impose additional import duty on distilled spirits, often discriminating between categories in the rate of such tariffs. Once we begin distributing our products internationally, import and excise duties could have a significant effect on our sales, both through reducing the consumption of alcohol and through encouraging consumer switching into lower-taxed categories of alcohol.

If we are unable to satisfy data protection, security, privacy, and other government and industry-specific requirements, our growth could be harmed.

We are subject to a number of data protection, security, privacy and other government and industry-specific requirements, including those that require companies to notify individuals of data security incidents involving certain types of personal data. If we are unable to satisfy these requirements, it could harm our reputation, erode user confidence in the effectiveness of our security measures, negatively impact our ability to attract new users, or cause existing users to stop using our platform.

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We rely on third-party services providers to operate.

We rely on third-party service providers to operate. Any interruption or downtime in these third-party services, could have a negative impact on our operations. Any disruption in the availability of our platform could lead to downtime of our website and applications, which could harm relationships with our customers and materially adversely affect our business, prospects and operating results. Unless we become completely independent of third-party services, we remain subject to the risk that third-party providers will be unable to meet our needs.

Industry demand may be adversely affected by many factors, including changes in consumer preferences and trends.

Consumer preferences may shift due to a variety of factors including changes in demographic and social trends, public health initiatives, product innovations, changes in vacation or leisure, dining and beverage consumption patterns and a downturn in economic conditions, which may reduce consumers’ willingness to purchase distilled spirits or cause a shift in consumer preferences toward beer, wine or non-alcoholic beverages. Our success depends in part on fulfilling available opportunities to meet consumer needs and anticipating changes in consumer preferences with successful new products and product innovations.

A limited or general decline in consumption of spirits could occur in the future due to a variety of factors, including:

●	a general decline in economic or geopolitical conditions;

●	concern about the health consequences of consuming beverage alcohol products and about drinking and driving;

●	a general decline in the consumption of beverage alcohol products in on-premise establishments, such as may result from smoking bans and stricter laws relating to driving while under the influence of alcohol;

●	consumer dietary preferences favoring lighter, lower calorie beverages such as diet soft drinks, sports drinks and water products;

●	increased federal, state, provincial and foreign excise or other taxes on beverage alcohol products and possible restrictions on beverage alcohol advertising and marketing;

●	increased regulation placing restrictions on the purchase or consumption of beverage alcohol products or increasing prices due to the imposition of duties or excise tax;

●	inflation; and

●	wars, pandemics, weather and natural or man-made disasters.

In addition, our success depends, in part, on our ability to develop new products to meet consumer needs and anticipate changes in consumer preferences. The launch and ongoing success of new products are inherently uncertain especially with regard to their appeal to consumers. The launch of a new product can give rise to a variety of costs and an unsuccessful launch, among other things, can affect consumer perception of existing brands and our reputation. Unsuccessful implementation or short-lived popularity of our product innovations may result in inventory write-offs and other costs.

We face substantial competition in our industry and many factors may prevent us from competing successfully.

We compete on the basis of product taste and quality, brand image, price, service and ability to innovate in response to consumer preferences. The global spirits industry is highly competitive and is dominated by several large, well-funded international companies. Many of our current and potential competitors have longer operating histories and have substantially greater financial, sales, marketing and other resources than we do, as well as larger installed customer bases, greater name recognition and broader product offerings. Some of these competitors can devote greater resources to the development, promotion, sale and support of their products. As a result, it is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, which could adversely affect our sales and profitability.

In addition, the legalization of marijuana in any of the jurisdictions in which we sell our products may result in a reduction in sales. Studies have shown that sales of alcohol may decrease modestly in jurisdictions where marijuana has been legalized. As a result, marijuana sales may adversely affect our sales and profitability.

Adverse public opinion about alcohol could reduce demand in the spirits industry.

Anti-alcohol groups have, in the past, advocated successfully for more stringent labeling requirements, higher taxes and other regulations designed to discourage alcohol consumption. In addition, recent developments in the industry may compel us to identify the source and location of distillate products. More restrictive regulations, negative publicity regarding alcohol consumption and/or changes in consumer perceptions of the relative healthfulness or safety of beverage alcohol could decrease sales and consumption of alcohol and thus the demand for our products. This could, in turn, significantly decrease both our future revenues and our revenue growth, causing a decline in our results of operations.

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Regulatory decisions and legal and regulatory changes could limit our business activities, increase our operating costs and reduce our margins.

Our business is subject to extensive government regulation. This may include regulations regarding distribution, marketing, advertising and labeling of beverage alcohol products. We are required to comply with these regulations and to maintain various permits and licenses. We are also required to conduct business only with holders of licenses to import, warehouse, transport, distribute and sell beverage alcohol products. We cannot assure you that these and other governmental regulations applicable to our industry will not change or become more stringent. Moreover, because these laws and regulations are subject to interpretation, we may not be able to predict when and to what extent liability may arise. Additionally, due to increasing public concern over alcohol-related societal problems, including driving while intoxicated, underage drinking, alcoholism and health consequences from the abuse of alcohol, various levels of government may seek to impose additional restrictions or limits on advertising or other marketing activities promoting beverage alcohol products. Failure to comply with any of the current or future regulations and requirements relating to our industry and products could result in monetary penalties, suspension or even revocation of our licenses and permits. Costs of compliance with changes in regulations could be significant and could harm our business, as we could find it necessary to raise our prices in order to maintain profit margins, which could lower the demand for our products and reduce our sales and profit potential.

Contamination of our products and/or counterfeit or confusingly similar products could harm the image and integrity of, or decrease customer support for, our brands and decrease our sales.

The success of our brands depends upon the positive image that consumers have of them. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could affect the demand for our products. Contaminants in raw materials purchased from third parties and used in the production of our products or defects in the distillation and fermentation processes could lead to low beverage quality as well as illness among, or injury to, consumers of our products and could result in reduced sales of the affected brand or all of our brands. Also, to the extent that third parties sell products that are either counterfeit versions of our brands or brands that look like our brands, consumers of our brands could confuse our products with products that they consider inferior. This could cause them to refrain from purchasing our brands in the future and in turn could impair our brand equity and adversely affect our sales and operations.

We face significant competition, and may be unable to compete successfully in the marketplace.

Our success will depend heavily upon achieving market acceptance of our brand. Some of our current and potential competitors have longer and/or more established operating histories, greater industry experience, greater name recognition, established customer bases, and significantly greater financial, technical, marketing, and other resources than we do. To be competitive, we must respond promptly and effectively to the challenges of technological change and our competitors’ innovations by continually working to improve and increase our marketing and distribution channels. Increased competition could result in a decrease in the desirability of our products, a decrease in the use of our products by customers, loss of market share and brand recognition, and a reduction in the expected revenues from our products. If we are unable to compete successfully in the marketplace against current and future competitors, it could have a material adverse effect on our business, operating results and financial condition.

If we fail to properly manage our anticipated growth, our business could suffer.

The planned growth of our commercial operations may place a significant strain on our management and on our operational and financial resources and systems. To manage growth effectively, we will need to maintain a system of management controls, and attract and retain qualified personnel, as well as develop, train and manage management-level and other employees. Failure to manage our growth effectively could cause us to over-investor under-invest in infrastructure, and result in losses or weaknesses in our infrastructure, which could have a material adverse effect on our business, results of operations, financial condition and cash flow. Any failure by us to manage our growth effectively could have a negative effect on our ability to achieve our development and commercialization goals and strategies.

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We may face cyber-attacks that attempt to penetrate our network security, including our data centers, to sabotage or otherwise disable our website, misappropriate our or our customers’ proprietary information. If as a result our systems are damaged or fail to function properly, we may experience loss of critical data and interruptions or delays in our ability to manage inventories or process customer transactions which could negatively impact expected revenue and potentially have a negative impact on our results of operations, financial condition and cash flows.

It is essential to our business strategy that our technology and network infrastructure remain secure and is perceived by our customers to be secure. Despite security measures, however, any network infrastructure may be vulnerable to cyber-attacks. Information security risks have significantly increased in recent years in part due to the proliferation of new technologies and the increased sophistication and activities of organized crime, hackers, terrorists and other external parties, including foreign private parties and state actors. A cybersecurity breach of the company, or its subsidiaries, could significantly impact the operational, logistical, technological, and financial wellbeing of the company. The management of our distributed ledger platform will inherently be subject to the risk of cybercrime that is difficult to manage and mitigate. We may face cyber-attacks that attempt to penetrate our network security, including our data centers, to sabotage or otherwise disable our website, misappropriate our or our customers’ proprietary information, which may include personally identifiable information, or cause interruptions of our internal systems and services. If successful, any of these attacks could negatively affect our reputation, damage our network infrastructure and our ability to sell our products, harm our relationship with customers that are affected and expose us to financial liability.

We maintain a comprehensive system of preventive and detective controls through our security programs; however, given the rapidly evolving nature and proliferation of cyber threats, our controls may not prevent or identify all such attacks in a timely manner or otherwise prevent unauthorized access to, damage to, or interruption of our systems and operations, and we cannot eliminate the risk of human error or employee or vendor malfeasance.

In addition, any failure by us to comply with applicable privacy and information security laws and regulations could cause us to incur significant costs to protect any customers whose personal data was compromised and to restore customer confidence in us and to make changes to our information systems and administrative processes to address security issues and compliance with applicable laws and regulations. In addition, our customers could lose confidence in our ability to protect their personal information, which could cause them to stop shopping on our sites altogether. Such events could lead to lost sales and adversely affect our results of operations. We also could be exposed to government enforcement actions and private litigation.

We rely extensively on our computer systems to manage inventory, process transactions and timely provide products to our customers. Our systems are subject to damage or interruption from power outages, telecommunications failures, computer viruses, security breaches or other catastrophic events. If our systems are damaged or fail to function properly, we may experience loss of critical data and interruptions or delays in our ability to manage inventories or process customer transactions. Such a disruption of our systems could negatively impact expected revenue and potentially have a negative impact on our results of operations, financial condition and cash flows. Computer, website and/or information system breakdowns could impair the company’s ability to service its customers leading to a reduction in expected revenue from sales and/or reputational damage, which could have a material adverse effect on the company’s financial results as well as your investment.

Assertions by third parties of infringement, misappropriation or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

In recent years, there has been significant litigation involving intellectual property rights. Third parties may assert that we have infringed, misappropriated, or otherwise violated their copyrights, patents, trademarks, and other intellectual property rights, and as we face increasing competition, the possibility of intellectual property rights claims against us grows. Defending against any such claims, whether or not meritorious, is time-consuming, diverts technical and management personnel and is costly to resolve. As a result of any such dispute, we may have to develop non-infringing technology, pay damages, enter into royalty or licensing agreements, cease providing our product or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us. Any of these events could result in increases in operating expenses, limit our product offerings or result in a loss of business.

Furthermore, an adverse outcome of a dispute may require us to pay significant damages, which may be even greater if we are found to have willfully infringed upon a party’s intellectual property; cease exploiting copyrighted content that we have previously had the ability to exploit; cease using solutions that are alleged to infringe or misappropriate the intellectual property of others; expend additional development resources to redesign our solutions; enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies, content, or materials; indemnify our partners and other third parties; and/or take other actions that may have material effects on our business, operating results, and financial condition.

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Industry and other market data that may be used in our prospectus or in periodic reports that we may in the future file with the SEC and our other materials may not prove to be representative of current and future market conditions or future results.

This prospectus, and periodic reports that we may in the future file with the SEC, includes or may include or refer to statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties regarding the market potential for our product candidates. Although we believe that such information has been, and will be, obtained from reliable sources, the sources of such data do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we do not independently verify such data. The results of this data represent various methodologies, assumptions, research, analysis, projections, estimates, composition of respondent pool, presentation of data and adjustments, each of which may ultimately prove to be incorrect or inaccurate and may cause actual results and market viability information to differ materially from that presented in this prospectus or any such report or other materials that we may prepare.

Risks Related to this Offering and Ownership of Our Common Stock

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find our common stock less attractive because we rely on these exemptions; which may result in a less active trading market for our common stock, making our stock price more volatile

If our common stock is listed on Nasdaq, there can be no assurance that an active market in which investors can resell their shares of our common stock will develop.

Prior to this offering, there has been a thinly traded public market for shares of our common stock. As a condition to consummating this offering, our common stock must be listed on Nasdaq. Assuming that our common stock is listed on Nasdaq and after the consummation of this offering, there can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares if you desire or need to sell them. Our underwriters are not obligated to make a market in our common stock, and even if they make a market, they can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our common stock will develop or, if developed, that such market will continue.

Financial reporting obligations of being a public company in the U.S. are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we will incur significant additional legal, accounting and other expenses that we did not incur as a privately company. The obligations of being a public company in the U.S. require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the stock exchange on which our securities are listed. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

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We are registering shares of common stock to certain stockholders concurrently with the primary offering, if they did do so, such sales might affect the price, demand, and liquidity of our common stock.

We are registering shares of common stock to certain security holders concurrently with the primary offering which includes the potential resale by certain selling stockholders of an aggregate amount up to shares of our common stock. Sales by these selling stockholders may reduce the price of our common stock, demand for the shares sold in the offering and, as a result, the liquidity of your investment.

The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

The market for our common stock may be characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our stock price will be more volatile than the shares of such larger, more established companies for the indefinite future. The stock market in general, and the market for stocks of emerging companies in particular, has recently been highly volatile. Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and stock price volatility following a number of recent initial public offerings, particularly among companies with relatively small public floats. We may also experience such volatility, including stock run-ups, upon completion of this offering, which may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

The market price of our common stock is likely to be volatile due to a number of factors. First, our common stock has historically been thinly traded compared to the shares of larger, more established companies. The price for our common stock could, for example, decline precipitously in the event that a large number of shares are sold on the market without commensurate demand. Second, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, due to the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance. The market price of our common stock could also be subject to wide fluctuations in response to a broad and diverse range of factors, including, but not limited to, the following:

●	actual or anticipated variations in our periodic operating results;

●	inability to obtain additional funding;

●	increases in market interest rates that lead investors of our common stock to demand a higher investment return;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	sales of our common stock by us or our stockholders in the future;

●	trading volume of our common stock;

●	general economic, industry and market conditions;

●	health epidemics and outbreaks, or other natural or manmade disasters which could significantly disrupt our operations;

●	speculation in the media, online forums, or investment community;

●	our ability to maintain the listing of our stock on Nasdaq; and

●	the other factors described in this “Risk Factors” section.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade. In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. If there is extreme market volatility and trading patterns in our common stock, it may create several risks for investors, including the following:

●	the market price of our common stock may experience rapid and substantial increases or decreases unrelated to our actual or expected operating performance, financial condition or prospects, which may make it more difficult for prospective investors to assess the rapidly changing value of our common stock;

●	if our future market capitalization reflects trading dynamics unrelated to our actual or expected operating performance, financial performance or prospects, purchasers of our common stock could incur substantial losses as prices decline once the level of market volatility has abated; and

●	if the future market price of our common stock declines, investors may be unable to resell their shares at or above the price at which they acquired them. We cannot assure you that the market of our common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of our common stock, regardless of our actual operating performance. The public offering price of our common stock has been determined by negotiations between us and the underwriters based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our common stock may prevent investors from being able to sell their shares at or above the initial public offering price. As a result, you may suffer a loss on your investment.

Nasdaq may delist our common stock from trading on its exchange, which could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions.

We intend to apply to have our common stock listed on Nasdaq on or promptly after the date of this prospectus. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our common stock will be, or will continue to be, listed on Nasdaq in the future. In order to continue listing our common stock on Nasdaq, we must maintain certain financial, distribution and stock price levels and must maintain a minimum number of holders of our common stock.

If Nasdaq delists our common stock and we are not able to list our common stock on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of investors that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

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Our management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds of this offering. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion, or all, of the net proceeds from this offering in ways that holders of our common stock may not desire or in ways that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

If you purchase shares of common stock in this offering, you may experience immediate and substantial dilution in the book value of your shares.

As of June 30, 2024, our pro forma net tangible book value (deficit) was approximately $(          ), or approximately $(          ) per share. Since the price per share being offered in this offering is substantially higher than the pro forma net tangible book value per common share, you will suffer substantial dilution with respect to the net tangible book value of the shares you purchase in this offering. Based on the assumed public offering price of $          per share being sold in this offering, which is the midpoint of the estimated range of the public offering price shown on the cover page of this prospectus, and our pro forma net tangible book value per share as of June 30, 2024, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $          per share (or $          per share if the underwriters exercise the over-allotment option in full) with respect to the net tangible book value of our common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our common stock will not receive any return on their investment unless they sell their shares, and holders may be unable to sell their shares on favorable terms or at all.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the trading of outstanding common stock, could cause the market price of our common stock to decline and would result in the dilution of your holdings.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the trading of outstanding common stock, could cause the market price of our common stock to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our common stock. In all events, future issuances of our common stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our common stock. In connection with this offering, we and our officers, directors and holders of 5% or greater of our outstanding common stock have agreed to enter into lock-up agreements for a period of six months from the date on which the trading of our common stock commences. See “Underwriting.” In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our common stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our common stock.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our common stock.

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If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

We are a smaller reporting company within the meaning of the Exchange Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a compensation discussion and analysis section in our proxy statements, and we will provide only two years of financial statements. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our common stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

If we fail to comply with the rules under the Sarbanes-Oxley Act related to accounting controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. If we fail to comply with the rules under the Sarbanes-Oxley Act related to disclosure controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, and limit attempts by our stockholders to replace or remove our current management.

Provisions in our Certificate and Bylaws may have the effect of delaying or preventing a change of control of our company or changes in our management. The combination of the present ownership by officers, directors and principal stockholder of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing our board of directors.

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In addition, our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval, subject to Nasdaq’s rules. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult, or discourage an attempt, to obtain control of our company by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our Certificate of Incorporation 1,000,000 shares of preferred stock. Our board, acting alone and without approval of our stockholders, and subject to Nasdaq’s rules, may designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, which could be utilized as part of a defense to a take-over challenge.

In addition, various provisions of our Bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our Bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Our Bylaws permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Our Bylaws also establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

By issuing preferred stock, we may be able to delay, defer, or prevent a change of control.

Our Certificate permits us to issue, without approval from our stockholders, a total of 1,000,000 shares of preferred stock. Our board may determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series. It is possible that our board, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of our common stock.

General Risk Factors

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected.

In the event we are covered by analysts, and one or more of such analysts downgrade our securities, otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common stock could be negatively affected.

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We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and substantial sales of our stock may impact the market price of our common stock.

As a public company, we incur significant legal, accounting and other expenses that we would not incur as a private company, including costs associated with public company reporting requirements. We also incur costs associated with the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and related rules implemented or to be implemented by the SEC. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to continue to increase our legal and financial compliance costs and to make some activities, such as internal control over financial reporting, more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers and may divert management’s attention. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation. Further, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of our stockholders will be reduced and the price of our common stock may fall.

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $        (or $        if the underwriters’ option to purchase additional shares is exercised in full) after deducting the estimated underwriting discounts and commissions and our other estimated offering expenses (assuming an initial public offering price of $        per share, which is the midpoint of the price range set forth on the cover page of this prospectus).

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As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds of this offering, nor can we specify the approximate amount of proceeds intended for any purpose. We expect to use a significant portion of the net proceeds of this offering to pay deposits on barrel allocations with multiple distilleries. Securing barrel allocations over the next several years is a key component of our business plan for the purposes of pricing and fulfilment.

In addition, proceeds will be allocated to building our corporate and operational infrastructure, working capital, purchasing barrels of whiskey for our investment portfolio, forming strategic partnerships with multiple distilleries in order to ensure fulfillment allocations, and for general corporate purposes, which may include repayment of debt and capital expenditures and payment of operational expenses.

Our management retains broad discretion over the allocation of the net proceeds from this offering.

A $1.00 increase (decrease) in the assumed initial public offering price of $per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the amount of net proceeds to us from this offering by $        , assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Similarly, an       increase (decrease) in the number of shares offered by us would increase (decrease) the amount of net proceeds to us from this offering by $        , assuming the price per share for the offering of $        (which is the midpoint of the price range set forth on the cover of this prospectus) remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans, financial condition and business conditions. Our management retains broad discretion over the allocation of the net proceeds from this offering and our existing cash.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

●	on an actual basis;

●	on an adjusted basis to reflect (i) the sale of shares of common stock by us in this offering at an assumed price to the public of $ per share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, resulting in net proceeds to us of $ after deducting underwriter commissions, discounts and non-accountable expenses of $ and our estimated other offering expenses of $ (assuming no exercise of the over-allotment option), and after giving effect to the use of proceeds described herein.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Actual	As Adjusted (1)

Cash and cash equivalents	$	$
Notes payable, less current portion and debt discount

Stockholders’ equity:
Common stock
Additional paid-in-capital
Accumulated deficit
Total stockholders’ equity
Total capitalization		$

(1) A $1.00 increase (decrease) in the assumed initial public offering price of $ per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the as adjusted amount of each of cash, total stockholders’ equity and total capitalization by $         , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions. An increase of 100,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the as adjusted amount of each of cash, total stockholders’ equity and total capitalization by $                , assuming no change in the assumed initial public offering price per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The number of shares of common stock that will be outstanding after this offering is based on 104,802,520 shares of common stock outstanding as of June 30, 2024, and excludes:

●	711,250 shares of common stock underlying outstanding warrants;

●	shares of common stock underlying convertible notes;

●	25,000,000 shares of common stock reserved for issuance under our 2024 Equity Incentive Plan; and

●	shares of common stock issuable upon exercise of warrants to be issued to the representative of the underwriters as part of this offering at an exercise price of $ (110% of the public offering price per share in this offering).

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Dilution

If you invest in our common stock in this offering, your ownership will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of common stock immediately after this offering. Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the shares sold in this offering exceeds the pro forma as adjusted net tangible book value per share after this offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

As of June 30, 2024, our net tangible book value (deficit) was approximately $(      ), or approximately $(        ) per share.

After giving effect to our sale of        shares of common stock in this offering at an assumed public offering price of $        per share, which is the midpoint of the estimated range of the public offering price shown on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses, and after giving effect to the use of proceeds described herein, our as adjusted net tangible book value as of June 30, 2024 would have been approximately $        , or approximately $        per share. This amount represents an immediate increase in net tangible book value of $        per share to existing stockholders and an immediate dilution in net tangible book value of $        per share to purchasers of our shares in this offering, as illustrated in the following table.

Assumed public offering price per share			$
Historical net tangible book value (deficit) per share as of June 30, 2024	$(	)

)
$

Dilution per share to new investors purchasing shares in this offering			$

The information discussed above is illustrative only, and the dilution information following this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. A $1.00 increase (decrease) in the assumed initial public offering price of $ per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) our as adjusted net tangible book value after this offering to $ per share and the dilution to new investors purchasing common stock in this offering to $ per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase of 100,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase our as adjusted net tangible book value after this offering to $ per share and decrease the dilution to new investors purchasing common stock in this offering to $ per share, assuming no change in the assumed initial public offering price per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of 100,000 shares in the number of shares offered by us would decrease the as adjusted net tangible book value after this offering to $ per share and increase the dilution to new investors purchasing common stock in this offering to $ per share, assuming no change in the assumed initial public offering price per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value would be $       per share. This represents an increase in as adjusted net tangible book value of $            per share to existing stockholders and dilution in as adjusted net tangible book value of $            per share to new investors.

The number of shares of common stock that will be outstanding after this offering is based on 104,802,520 shares of common stock outstanding as of June 30, 2024, and excludes:

●	711,250 shares of common stock underlying outstanding warrants at a weighted average exercise price of $0.68 per share;

●	shares of common stock underlying convertible notes;

●	25,000,000 shares of common stock reserved for issuance under our 2024 Equity Incentive Plan; and

●	shares of common stock issuable upon exercise of warrants to be issued to the representative of the underwriters as part of this offering at an exercise price of $ (110% of the public offering price per share in this offering).

The following table summarizes, on the as adjusted basis described above, the total number of shares of common stock previously issued and sold to existing investors, the total consideration paid for the foregoing and the average price per share of common stock paid, or to be paid, by existing owners and by the new investors. The calculation below is based on the assumed initial public offering price of $ per share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, before deducting estimated underwriter commissions and offering expenses, in each case payable by us, and assumes no exercise of the over-allotment option.

	Share Purchased			Total Consideration			Average Price Per
	Number	Percent		Amount	Percent		Share
Existing stockholders(1)			%	$		%	$
New investors			%	$		%	$
Total		100%		$	100%

A $1.00 increase (decrease) in the assumed initial public offering price of $           per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the total consideration paid by new investors by $           million and, in the case of an increase, would increase the percentage of total consideration paid by new investors to            % and, in the case of a decrease, would decrease the percentage of total consideration paid by new investors to            %, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. An increase (decrease) of 100,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the total consideration paid by new investors by $            million and, in the case of an increase, would increase the percentage of total consideration paid by new investors to              % and, in the case of a decrease of 100,000 shares, would decrease the percentage of total consideration paid by new investors to              %, assuming no change in the assumed initial public offering price.

The table above assumes no exercise of the underwriters’ over-allotment option in this offering. If the underwriters’ over-allotment option is exercised in full, the number of common shares held by new investors purchasing common stock in this offering would be increased to                % of the total number of shares of common stock outstanding after this offering, and the number of shares held by existing stockholders would be reduced to            % of the total number of shares of common stock outstanding after this offering.

To the extent that outstanding options or other convertible or exercisable securities have been or may be exercised or other shares issued, including under our stock-based compensation plans, investors participating in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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Management’s Discussion and Analysis of Financial
Condition and Results of Operations

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Critical Accounting Policies

The following discussion is based upon our financial statements and accompanying notes, which have been prepared in accordance with accounting principles generally accepted in the United States.

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. Our financial statements as of December 31, 2023 and 2022 include the accounts of Spirits Global, Inc.

The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, expected revenues and expenses, and related disclosures of contingencies. We continually evaluate the accounting policies and estimates used to prepare the financial statements. We base our estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management.

While the significant accounting policies are described in more detail in Note 3 to our financial statements for the years ended December 31, 2023, and 2022, management believes that the following accounting policies are those most critical to the judgments and estimates used in preparation of our consolidated financial statements.

Revenue Recognition

The company currently has no revenues from its operations. We anticipate that revenues from product sales, net of estimated returns and allowances, will be recognized when evidence of an arrangement is in place, related prices are fixed and determinable, contractual obligations have been satisfied, title and risk of loss have been transferred to the customer and collection of the resulting receivable is reasonably assured.

Cash and Cash Equivalents

The company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The company places its cash with high credit quality financial institutions. The company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the company evaluates at least annually the rating of the financial institution in which it holds deposits.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718, Share-Based Payment (“ASC 718”) which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). ASC 718 also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Going Concern Uncertainty

The company generated net losses of $5,591,105 and $32,477,619 during the years ended December 31, 2023 and 2022, respectively, and $2,733,959 for the six months ended June 30, 2024. The company did not generate any revenue from product sales during the years ended December 31, 2023 and 2022, or the six months ended June 30, 2024. As of December 31, 2023 and June 30, 2024, the company’s current assets exceeded its current liabilities by $1,693,701 and $1,336,636, respectively As of December 31, 2023 and June 30, 2024, the company had cash of $2,057,843 and $768,882, respectively.

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The company will require additional funding during the next 12 months to finance the growth of its current operations and achieve its strategic objectives. These factors, as well as the uncertain conditions that the company faces relative to capital raising activities, create substantial doubt as to the company’s ability to continue as a going concern. The ability of the company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements and expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through calendar year 2024. However, management cannot make any assurances that such financing will be secured.

Plan of Operations

We are a fintech company and our plan is to develop, utilize and monetize the spirits industry through technology driven platforms that enable investors and institutions to value, invest and profit on maturing spirits. Founded with a focus on premium American whiskey, we have built a platform that provides investors with a secure and transparent way to capitalize on the growth of the spirit while it matures in the barrel. In addition, we have created and will be launching the DBFEX, which is intended to be the industry’s first digital platform for the global trading of aged whiskey barrels and other spirits. The DBFEX merges technology with the alternative asset class of premium American whiskey and other spirits.

We expect to use a significant portion of the net proceeds of this offering to put down deposits on barrel allocations with multiple distilleries. Securing barrel allocations over the next several years is a key component of our business plan for the purposes of pricing and fulfilment. At this time, we cannot reliably estimate the nature, timing or aggregate amount of such costs. We intend to continue to build our corporate and operational infrastructure.

If we are successful in raising the maximum offering amount through the sale of shares offered for sale in our offering, we believe that the company will have sufficient cash resources to fund its plan of operations for the next 12 months.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on operations and financial condition, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations.

Even if we raise additional capital through this offering, if our operating business segments fail to achieve anticipated financial results, our ability to raise additional capital in the future to fund our operating business segments could be seriously impaired. If in the future we are not able to demonstrate favorable financial results or projections from our operating business segments, we will not be able to raise the capital we need to continue our then current business operations and business activities, and we may not have sufficient liquidity or cash resources to continue operating.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Results of Operations

Revenues

The company currently has no revenues from its operations. We anticipate that revenues from product sales, net of estimated returns and allowances will be recognized when contracts are in place, related prices are fixed and determinable, payments made, title and risk of loss have been transferred to the customer and collection of the resulting receivable is reasonably assured.

Operating Expenses

Selling, general and administrative (“SG&A”) expenses for the year ended December 31, 2023 increased to $1,479,019 from $493,515 for the year ended December 31, 2022. The increase primarily consisted of an increase in the company’s operations, which have included leasing an office as well as the additional expenses of operating from the office. Payroll related expenses for the year ended December 31, 2023, increased to $1,436,220 from $361,061 for the year ended December 31, 2022. The increase is a result of hiring additional staff. For the six months ended June 30, 2024, SG&A expenses increased to $1,184,983 from $788,471 for the six months ended June 30, 2023. The increase is primarily a result of increased spending to build out the development of the company’s DBFEX platform. Payroll related expenses for the six months ended June 30, 2024, increased to $803,911 from $350,091 for the six months ended June 30, 2023. The increase is a result of continued additions to the staff.

Professional fees for the year ended December 31, 2023, increased to $839,115 from $217,169 for the year ended December 31, 2022. This increase primarily consisted of increased legal, accounting and consulting expenditures associated with a Regulation A offering, which has since been terminated. No sales were made under the Regulation A offering. For the six months ended June 30, 2024, professional fees increased to $650,074 from $319,919 for the six months ended June 30, 2023. The increase was primarily a result of increased expenditures related to IPO readiness.

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Stock based compensation for the year ended December 31, 2023 decreased to $1,638,650 from $31,082,649 for the year ended December 31, 2022. For the six months ended June 30, 2023, stock based compensation decreased to $0 from $239,086 for the six months ended June 30, 2023. Both decreases are primarily due to the decreased issuances of common stock issued for new services.

Other Income (Expense)

For the year ended December 31, 2023, the company had other expense of $198,101 compared to other expense of $323,225 in 2022. This decrease in other expense is primarily attributable to a $202,100 loss on the impairment of assets during 2022. For the six months ended June 30, 2024, the company had other expense of $94,991 compared to other income of $46,005 for the six months ended June 30, 2023. This change was due to an increase in interest expense from a note payable.

Net Loss

As a result of the above, we reported a net loss of $5,591,105 and $32,477,619 for the years ended December 31, 2023, and 2022, respectively, and $2,733,959 and $1,651,562 for the six months ended June 30, 2024 and 2023, respectively

Liquidity and Capital Resources

During the year ended December 31, 2023, we had $5,990,123 in new cash proceeds compared to $1,476,300 during the year ended December 31, 2022.

As of December 31, 2023, we had cash of $2,057,843, compared to $397,440 as of December 31, 2022. We currently do not have sufficient cash to fund our operations for the next 12 months and will require additional funding during the next 12 months to finance the growth of its current operations and achieve our strategic objectives. As a result, our independent registered public accounting firm has included, in its opinion for the year ended December 31, 2023, an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern within one year from the date of the initial filing of the registration statement on Form S-1 of which this prospectus forms a part. The company is seeking to raise additional capital principally through this offering and we are targeting strategic partners in an effort to finalize the development of our products to begin generating revenues. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund operations through calendar year 2024. Currently, loans from banks or other lending sources for lines of credit or similar short-term borrowings are not readily available to us. To date, we have primarily been able to raise working capital to fund operations through the issuance of restricted common stock. As of December 31, 2023, the company’s current assets exceeded its current liabilities by $1,693,701. The company has no material commitments to capital expenditures and no known trends in liquidity and capital resources. The company currently holds approximately $3,000,000 worth of barrels that can be sold to address liquidity needs.

Our executive officers and our board of directors review our sources and potential uses of cash in connection with our annual budgeting process and whenever circumstances warrant. Our principal funding source is cash from financing activities, and our principal cash requirements are loans to our operating subsidiaries, operating expenses, and capital expenditures.

Cash Flows from Operating Activities

During the year ended December 31, 2023, net cash used by operating activities was $4,095,072. By comparison, during the year ended December 31, 2022, net cash used by operating activities was $886,214. For the six months ended June 30, 2024, the company had net cash used in operating activities of $0, compared to $214,500 for the six months ended June 30, 2023. The company’s primary use of cash flows from operating activities are general working capital purposes.

Cash Flows from Investing Activities

During the year ended December 31, 2023, the company had net cash used in investing activities of $234,525. During the year ended December 31, 2022, net cash used by investing activities was $214,925. For the six months ended June 30, 2024, the company had net cash used in investing activities of $3,669,002, compared to $1,766,521 for the six months ended June 30, 2023. The company plans to use its cash flows from investing activities for continued purchases of whiskey for investment purposes.

Cash Flows from Financing Activities

During the year ended December 31, 2023, net cash provided by financing activities was $5,990,000, comprised of proceeds from: (i) the sale of common stock from offering of $6,210,000; (ii) the issuance of a note payable of $136,250; and (iii)payments of notes payable of $356,250. During the year ended December 31, 2022, net cash used by financing activities was $1,476,300, comprised of proceeds from: (i) the sale of common stock from an offering of $1,171,000; and (ii) the issuance of a note payable of $305,300. For the six months ended June 30, 2024, the company had net cash provided by financing activities of $2,380,041, comprised of proceeds from: (i) the sale of common stock of $2,207,500; and (ii) the issuance of deed obligations of $225,000; and offset by offering costs of $52,459. For the six months ended June 30, 2023, the company had net cash provided by financing activities of $4,327,395, which was comprised of proceeds from the sale of common stock of $4,355,175, offset by issuance of notes payable of $27,780.

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Business

Overview

We are a fintech company that merges technology with the alternative asset class of premium American whiskey and other spirits.

Our mission is to democratize access to this historically exclusive asset class by leveraging innovative financial instruments and cutting-edge digital platforms. By integrating new-age technology with the timeless value of aged spirits, we offer a compelling and unique investment opportunity in a market that is both resilient and consistently performing.

Our company is structured as a holding company with three operating wholly owned subsidiaries, Spirits Global, Inc., Distilled Barrels Financial Exchange, Inc., and Spirits Barrels, LLC. Each subsidiary plays a strategic role in our integrated approach to the spirits investment ecosystem, driving growth through distinct yet complementary business models.

Spirits Global, Inc.

Spirits Global, Inc., a Delaware corporation, a wholly-owned subsidiary was organized on May 7, 2018. It engages in offering Cask Investment Deeds which provide a fixed return over a specific period of time. Each Cask Investment Deed is secured by one barrel of newly filled (less than one year aged) premium American whiskey, which is held in a secure bonded facility and insured for the entirety of the hold period of the investment. Revenue is expected to be generated from the difference in the Cask Investment Deed price and cost to the company of the whiskey, storage fees and insurance. Additionally, the company expects to generate revenue from the difference of the sale price of the whiskey and amounts owed to investors under the Cask Investment Deed at the end of the period. SG has sold 1,720 Cask Investment Deeds as of the date hereof. SG currently owns 2,145 barrels of premium American whiskey, of which 520 barrels are securing Cask Investment Deeds as of the date hereof. SG has an additional 1,200 barrels in production with a distillery as of the date hereof.

SG intends to enter into distillation and warehouse agreements with vetted licensed Distilled Spirits Producers (“DSPs”) to secure newly filled barrels of premium American whiskey. These inventories are intended to be retained under storage and insurance agreements within the licensed DSPs bonded warehouse until the inventory is sold on behalf of the company to licensed wholesale buyers. SG is obligated to maintain business property insurance policy for replacement cost of each barrel. We anticipate that the insurance carrier will perform a valuation on an annual basis in order to determine the current value and increased replacement cost. In addition, SG will require the DSPs to maintain at all times and show proof of liability insurance that includes general liability, automobile liability, liquor liability and umbrella coverage. In the event of a loss, if the replacement cost does not cover the value of the Cask Investment Deed, we anticipate SG would be responsible to cover the difference to the deed holder, which based upon SG’s limited operating history could present a risk to the deed holder.

As part of its development and expansion:

●	we intend to diversify products by introducing similar cask investment deed for other spirits, including but not limited to tequila, scotch, rum and other spirits.

●	we intend to enter into strategic partnerships and form joint ventures with certain distilleries in order to maintain consistent allocations of newly filled premium American whiskey.

●	we will plan to complete and implement a distributed ledger system in order to provide the holders of a cask investment deed with enhanced transparency and secure record keeping.

●	we intend to enter into selling agreements with registered investment advisors to broaden the distribution and sales of Cask Investment Deeds.

Cask Investment Deed

Description

The Cask Investment Deed (“Cask Investment Deed”) is a secured loan instrument that provides the holder with a fixed return over a period of three to five years. Once the spirits underlying each Cask Investment Deed are acquired and poured, each Cask Deed Investment will be secured by one barrel of newly filled (less than one year) of premium American whiskey distilled by qualified premium American whiskey distillers. The barrels will be held in a bonded facility during the aging process and will be insured over the hold period of the investment. SG will complete and implement a distributed ledger in order to provide the holders of Cask Investment Deeds with transparency and secure record keeping.

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Example: Each barrel of whiskey underlying a Cask Investment Deed will have its own identification number which will be entered onto the distributed ledger and will be accessible through our platform by the Cask Investment Deed holder.

The Cask Investment Deed, once the underlying spirits are secured, poured and assigned, will be subject to a security agreement entitling the deed holder to file a UCC-1 financing statement against the underlying barrels (collateral) of their Cask Investment Deeds. The UCC-1 financing statement will serve as a lien on secured collateral, where the components and filing procedures are comparable to the lien requirements in residential mortgage loan contracts. The UCC-1 financing statement is a directive of the Uniform Commercial Code, which governs business deals and activities in the United States.

Rights and Obligations

SG will be responsible for the management and oversight of the whiskey aging process contained in the barrels of unaged premium American whiskey in connection with Cask Investment Deed holder’s purchased deeds and will provide reports to the holder on the aging status, quality, and other relevant information, on a quarterly basis.

SG shall obtain and maintain an insurance policy for the replacement cost for each barrel until the related Cask Investment Deed obligation is satisfied in full. Upon each holder’s request, SG will provide each deed holder with current certificates of insurance as evidence of the required insurance coverage.

SG will execute a security agreement in favor of the deed holder on the barrels of unaged premium American whiskey in connection with the deed holder’s purchased deeds.

SG will provide the Cask Investment Deed holder with the barrel identification number. In addition, SG will add the identification number to a distributed ledger in order to provide further transparency.

SG will further be obligated to adhere to all of the terms and conditions pursuant to the cask investment deed obligation.

Spirits Barrels LLC

Spirits Barrels LLC, a Delaware limited liability company, a wholly-owned subsidiary, was organized on May 3, 2024 focused on the proprietary purchase and sale of premium American whiskey. The company plans to generate revenue by both short term (less than one year) and long term (more than one year) buying and selling of premium American whiskey. SBLLC currently has 1,300 barrels of premium American whiskey in production with a distillery as of the date hereof.

As part of our development and expansion:

●	SBLLC intends to build a portfolio of premium American whiskey and other spirits in order to generate profits on the future sale of said spirits during the aging process.

Distilled Barrels Financial Exchange

Distilled Barrels Financial Exchange, Inc., a Wyoming corporation, a wholly-owned subsidiary, was organized on November 2, 2023. DBFEX intends to impact spirits trading by offering a secure, user-friendly digital marketplace that connects distilleries, investors, and other industry professionals for seamless and transparent transactions. Slated for launch in the fourth quarter of 2024, DBEX will offer the industry’s first digital platform for the global trading of aged whiskey barrels.

DBFEX will generate revenue through annual subscriptions and transaction fees. The platform is designed to democratize the whiskey trading market by offering real-time pricing, valuation, and trading capabilities, powered by our proprietary data-driven Barrel Value Optimizer, which utilizes advanced machine learning techniques.

DBFEX intends to impact spirits trading by offering a secure, user-friendly digital marketplace that connects distilleries, investors, and other industry professionals for seamless and transparent transactions. Currently, the primary way method to purchase or trade barrels of spirits is via a small network of brokers. Pricing is often inefficient, contains exorbitant commissions, and lacks transparency while the reach is limited to their individual networks. DBFEX has been designed to provide interested parties from across the world with real-time access to quantities, prices and valuations in a safe and secure marketplace. The power of our proprietary machine learning technology is expected to help democratize the whiskey trading market. We developed DBFEX on a foundation of a scalable, cloud-based infrastructure in order to ensure reliability, agility, and the ability to swiftly adapt to market changes.

Via a secure and transparent technology platform, we believe that DBFEX is the missing piece of an emerging asset class and is designed to be a resource for the trading and valuation of American whiskey and other spirits.

As part of our development and expansion:

●	we intend to enter into subscription agreements with distilleries, brands, bottlers and large investors of bulk aged spirits.

●	we intend to monetize the platform through transaction fees on each trade.

●	we intend to utilize our proprietary machine learning driven tools to ensure optimal pricing and market transparency.

●	we intend to enter into agreements and collaborate with industry professionals to expand the DBFEX brand and its global reach.

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Our Competitive Strength

Our company uniquely combines innovative technology with the historically stable asset class of premium spirits. By offering a range of financial products including Cask Investment Deeds and a digital trading platform, we are positioned to capitalize on the growing demand for alternative investments while ensuring security, transparency, and competitive returns for our investors.

The following key strengths differentiate us from our competition and form the foundation of our competitive advantage:

1. First-Mover Advantage in the Digital Spirits Trading Market

We are the first company to launch a dedicated digital marketplace, DBFEX, specifically designed for trading aged whiskey barrels. While traditional whiskey trading has been dominated by brokers with limited transparency and access, DBFEX disrupts the market by providing a scalable, secure platform for buyers and sellers globally. This first-mover advantage allows us to set the standard in the emerging asset class of premium spirits trading, enabling us to capture significant market share as the industry evolves and digitizes.

2. Proprietary Technology and Advanced Valuation Tools

Our Barrel Value Optimizer leverages cutting-edge proprietary technology and advanced data-driven algorithms to analyze a wide array of market data, historical trends, and barrel-specific attributes to suggest optimal price ranges for aged whiskey barrels. This technology empowers both buyers and sellers with real-time, data-driven insights that have historically been unavailable in the whiskey industry. By offering these advanced valuation tools, we enhance transparency, eliminate inefficiencies, and democratize access to premium spirits as an alternative asset class.

3. Strong and Growing Inventory of Premium Spirits

We have direct access to a significant and growing inventory of premium American whiskey, secured in bonded facilities and fully insured. As of the date hereof, we currently own 2,145 barrels of premium American whiskey, with an additional 2,500 barrels in production. This positions us as a key player in the marketplace, providing liquidity and a steady supply of assets that can be traded or invested in through various financial instruments, including Cask Investment Deeds.

4. Diversified Revenue Streams

Our business model is structured to generate revenue from multiple streams, including:

●	Subscription Fees: Distilleries, investors, and other industry professionals will pay subscription fees to access DBFEX and its proprietary tools.

●	Transaction Fees: We will charge transaction fees on every trade conducted through our platform, ensuring consistent revenue generation as trading volume grows.

●	Cask Investment Deeds: SG offers Cask Investment Deeds that provide fixed returns over three to five years, secured by physical barrels of whiskey. This provides a predictable income stream and a strong value proposition for investors.

5. Robust Regulatory Compliance and Transparency

Our commitment to regulatory compliance and transparency is a cornerstone of our business. We utilize distributed ledger technology to ensure that each barrel traded or invested in through our platform is properly accounted for, insured, and secured with a UCC-1 financing statement. This provides our investors and partners with a high degree of confidence in the security and legitimacy of their assets, while also ensuring we adhere to regulatory requirements in the spirits and financial sectors.

6. Strategic Partnerships with Distilleries

We have established and continue to develop strategic partnerships with vetted, licensed distilleries across the United States. These partnerships allow us to secure consistent allocations of newly filled barrels of premium whiskey, ensuring a steady pipeline of assets for trading on DBFEX and for use in our Cask Investment Deeds. This exclusive access gives us a supply-side advantage that further strengthens our position in the marketplace.

7. Scalable, Cloud-Based Infrastructure

DBFEX has been built on a scalable, cloud-based infrastructure, designed to handle significant trading volumes while ensuring reliability, security, and adaptability. Our platform can seamlessly scale to accommodate increased demand as we expand our user base and trading volume, ensuring uninterrupted service and robust performance even as the marketplace grows.

8. Expanding to Other Spirits Markets

While our initial focus has been on American whiskey, we intend to leverage our proven business model and technology platform to expand into other premium spirits markets, including tequila, scotch, and rum. This diversification will allow us to capture new revenue streams and further solidify our position as a leader in the global spirits trading industry.

9. Experienced Leadership and Industry Expertise

Our management team combines deep expertise in both the fintech and spirits industries. This unique blend of knowledge allows us to navigate the complexities of both sectors, while leveraging cutting-edge technology to create innovative financial products and services. Our leadership’s strategic vision and execution capabilities have already positioned us as a pioneer in the digital spirits marketplace, and we are confident in our ability to drive sustained growth and value creation.

10. Proven Demand for Alternative Asset Classes

Premium spirits, particularly aged whiskey, have proven to be a consistently performing alternative asset class with strong historical returns. As demand for alternative investments continues to grow, we are well-positioned to capitalize on this trend by offering unique products that provide both diversification and stability for investors. The combination of a growing asset class and our innovative marketplace provides a compelling value proposition for potential investors.

Employees

The company employed 9 full-time employees as of the date hereof.

Properties

In September 2021, the company entered into an office lease for approximately 5,021 square feet located at 100 Bayview Circle, Suites 4100 and 4200, Newport Beach, CA 92660 for $10,350 per month. This lease commenced on October 1, 2021, and expires on March 31, 2027. We believe this to be sufficient to meet our needs for the foreseeable future and believe that any additional space we may require will be available on commercially reasonable terms.

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Inventory Agreement

On June 20, 2023, the Company entered an agreement with GBRE, LLC, a Kentucky limited liability company, for the option to purchase up to 20,000 barrels of newly filled whiskey from their distillery Garrard County Distilling Company (“GCDC”) based in Lancaster, Kentucky. GCDC began allocating barrels to the Company in January 2024.

Legal Proceedings

The company is involved in, and may from time to time become involved in, legal proceedings that are incidental to its operations. The company considers current proceedings to be in the ordinary course of business and not material to the company’s operations. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being material. The results of such legal proceedings and the resolution of such claims cannot be predicted with certainty; but in either case, the legal proceedings could have an adverse impact on the company’s business because of defense and settlement costs, diversion of resources and other factors. Regardless of the outcome, litigation can, among other things, be time consuming and expensive to resolve, and divert management resources.

Corporate History

The company was incorporated in the State of Delaware on December 5, 1995 under the name Capital Beverage Corporation. On December 16, 2005, the company sold substantially all of its assets to Oak Beverages, Inc. On April 28, 2021, the company filed a 1-for-1,000 reverse stock split with the Secretary of State of the State of Delaware. On April 29, 2021, the company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to change its name from Capital Beverage Corporation to Spirits Capital Corporation. On September 21, 2023, the company filed the Certificate with the Secretary of State of the State of Delaware.

Our corporate mailing address is 100 Bayview Circle, Suite 4100, Newport Beach, CA 92660. Our telephone number is (949) 674-0355. Our website is www.spiritscap.com. The information on our website is not incorporated by reference into, and should not be considered part of, this prospectus. Any information about us on LinkedIn, Twitter or other social media platforms should not be considered part of this prospectus, nor should any information about us posted by others on blogs, bulletin boards, in chat rooms or in similar media.

Management

Directors and Executive Officers

Set forth below is information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Todd Sanders	53	Chairman, Chief Executive Officer
Patrick J. Flynn	41	Chief Financial Officer
Reza Hashemi	30	Chief Technology Officer
Jonathan Thomas	51	Chief Marketing Officer
Michael D. Weydemuller	56	Chief Investment Officer
Andrew-Boyd Jones	70	Director
Gerry Martin	71	Director
Jamee Natella	53	Director
Neil Sahota	49	Director

Todd Sanders has been the Chairman and Chief Executive Officer of the company since December 2019. He served as Chief Financial Officer from August 2023 to September 1, 2024. He was the sole director of the company until July 2024. Prior thereto, he was the Chief Executive Officer of Two Eighty Seven LLC, a private investment and management consulting company that he founded in 2018. Mr. Sanders has extensive knowledge of the small to medium size enterprise market. Mr. Sanders has been invested in and has held directorships in multiple companies. He has assisted companies by assembling management teams, boards of directors and advisory boards, and formulating business, capital formation, and investor relations strategies for the companies. Mr. Sanders has a background in venture capital, investing, mergers & acquisitions, strategic planning and corporate finance. We selected Mr. Sanders to serve on our board of directors because of his experience and leadership capabilities running the company.

Patrick J. Flynn was appointed as Chief Financial Officer of the company on September 1, 2024. Mr. Flynn has been the owner and operator of PJF Consulting since May 2022, Previously, from May 2017 through January 2022 he served in several positions including Sr. Director Finance and Strategic Initiatives (March 2017 through May 2019), Sr, Director, Head of Financial Planning and Analysis (“FP&A”) and Strategic Initiatives (May 2019 through January 2022 and Vice President (January 2022 through May 2022) with Ducommun Incorporated. Mr. Flynn has significant experience in finance, strategy and M&A across Fortune 50, small cap and private equity owned businesses and specializes in implementing best practices and world class processes within financial operations, FP&A, consolidations & reporting, and financial systems. He also has expertise with OneStream, a leading Corporate Performance Management (“CPM”) software. Mr. Flynn holds a Masters in Accounting and Bachelors in Finance, both from the University of Connecticut.

Reza Hashemi has been the Chief Technology Officer of the company since July 2023. Prior to joining our company, from 2020 to 2023, Mr. Hashemi served as Chief Executive Officer of Bini App, Inc. From 2018-2020, he served as Chief Technology Officer of i3ops, Inc. From 2015 to 2017, he served as VP Engineering of US Master Tec. An Edison Award winner, Mr. Hashemi is an inventor and entrepreneur specializing in technology development. Mr. Hashemi has an extensive experience in executive positions which has allowed him to bridge the gap between the tech and business worlds. Raised in Kuala Lumpur, Malaysia, Mr. Hashemi studied Information Technology Management and simultaneously pioneered the very first digital networked rental car company, which he later sold in order to join ELC Technologies (one of the top 100 leading tech companies of the decade) in Singapore.

Jonathan Thomas was appointed the Chief Marketing Officer of the company on August 23, 2023. He is a marketing and communications professional with extensive management experience. His has run the marketing groups for leading companies and has experience with strategic and tactical planning, budgeting, vendor/agency management, campaign creation and execution, digital marketing, brand management, market research and social media. He handles media relations, community relations, crisis management and corporate communications. From April 2020 to August 2023, he was a Vice President and Director of Channel Marketing for Dimensional Fund Advisors. From April 2018 through April 2020, he was Vice President, Strategic Marketing Initiatives for AIG Life and Retirement. From March 2012 to April 2018, he was the Chief Marketing Officer for KBS Capital Markets Group. He holds a BA in English- Journalism from the University of Delaware and studied Business Administration at Penn State University.

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Michael D. Weydemuller has been the Chief Investment Officer of the company since December 2021. He has also served as the CEO of Trust Tax Compliance Network since February 2018. Mr. Weydemuller oversees our cask investment deed product. He has over 18 years of experience in individual, corporate and trust taxation as well as corporate accounting. He specialized in the entertainment industry and high net worth individuals. As a tax professional, he has helped individuals, families, businesses, and nonprofit organizations navigate the complex US Tax Code. Mr. Weydemuller received his Bachelor of Arts Degree (Double-majored in International Business and International Relations) at Webster University, St. Louis, MO and received his Master of Science, Taxation (MST) at Golden Gate University, San Francisco, CA.

Andrew Boyd-Jones was appointed to our board of directors in July 2024. He has been the President and Chief Executive Officer of Tellson Securities, Inc. since January 2015. Prior, from January 2003 to December 2014, he was a member of Holding Capital Group: Sash Spencer Family Office. From October 1981 to June 2000, he was a managing partner at Trenwith Securities, LLC. He holds an MSc from the London School of Economics and Political Science and a BSc from the University of Virginia. We selected Mr. Boyd-Jones to serve as a director based on his vast experience in corporate finance.

Gerry Martin was appointed to our board of directors in July 2024. He has been a managing partner of CMI Capital since March 1989 and a managing partner of Citivest Capital Group since June 2010. Both companies are recognized for providing debt and equity solutions for corporations as well as individuals. Mr. Martin started his career over 35 years ago in real estate brokerage and finance. He is recognized as a thought leader in real estate and business finance, and is known for his exceptional sales, marketing and financial skills. We selected Mr. Martin to serve as director based on his sales, marketing and financial skills.

Jamee Natella was appointed to our board of directors in July 2024. She is the founder and has been the Executive Producer of Blueeyed Pictures, Inc. since 1998. She is a marketing specialist with over two decades of exceptional expertise in brand management, marketing, production and innovation. Her experience spans across film, television, commercials, corporate videos, multimedia platforms, live events and virtual experiences. She has been acknowledged and accepted prestigious awards from CLIO, Telly, FWA, Webby, Cannes Lions and the NY Festival’s International TV, Cinema & Radio Advertising Awards. She currently also serves as board Chair for YPO’s Sports and Entertainment Global Network and is a board member of Codex Labs. We selected Ms. Natella to serve as director based on her marketing qualifications.

Neil Sahota was appointed to our board of directors in July 2024. He has been the Chief Executive Officer of ACSILabs since August 2021. Since October 2015, he has served as advisor on AI to the United Nations. His experience spans multiple industries including healthcare, life sciences, retail, travel and transportation, energy and utilities, automotive, telecommunications, media/communication and government. He is one of the few people selected for IBM’s Corporate Service Corps leadership program that pairs leaders with non-governmental organizations to perform community-driven economic development projects. In addition, he partners with entrepreneurs to define their products, establish their target markets, and structure their companies.  He is a member of several investor groups, like the Tech Coast Angels, and assists startups with investor funding. Neil also serves as a judge in various startup competitions and a mentor in several incubator/accelerator programs. He is an active member of the UCI Alumni Association and serves on the board of directors for the Orange County Marathon. He has volunteered as a member of the board of advisors for the Beall Center for Innovation and Entrepreneurship since November 2016 and as the Chairman for the board of advisors for the Center for Global Leadership since June 2016. He holds an MBA from UC Irvine. We selected Mr. Sahota to serve as director based on his experience working with Global Fortune 500 companies and world government leaders to identify, design, implement, and realize the benefit of new products and services.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Governance Structure

Currently, our Chief Executive Officer is also the Chairman of our board. Our board believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for our company. In making this determination, the board considered, among other matters, Mr. Sander’s experience and tenure of having founded our company and believed that Mr. Sanders is highly qualified to act as both Chairman and Chief Executive Officer due to his experience, knowledge, and personality. Among the benefits of a combined Chairman/Chief Executive Officer considered by the board is that such structure promotes clearer leadership and direction for our company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board’s Role in Risk Oversight

The board of directors oversees that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board’s oversight of the various risks facing our company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives. While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration; however, much of the work will be delegated to committees, which will meet regularly and report back to the full board. We have established a standing audit committee, compensation committee and nominating and corporate governance committee of our board of directors. The audit committee will oversee risks related to our financial statements, the financial reporting process, accounting and legal matters, the compensation committee will evaluate the risks and rewards associated with our compensation philosophy and programs, and the nominating and corporate governance committee will evaluate risk associated with management decisions and strategic direction.

Independent Directors

Nasdaq’s rules generally require that a majority of an issuer’s board of directors must consist of independent directors. Our board of directors currently consists of five directors, Messrs.            , who are not independent under Nasdaq’s rules, and             , who qualify as independent under Nasdaq’s rules.

Committees of the Board of Directors

We have established a standing audit committee, compensation committee and nominating and corporate governance committee of our board of directors, each with its own charter approved by the board. Upon completion of this offering, we intend to make each committee’s charter available on our website at www.spiritscap.com. In addition, our board of directors may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by our board of directors.

Audit Committee

                , each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Nasdaq’s rules, have been appointed to serve on our audit committee, effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part,            with serving as the chair.            qualifies as “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company.

The audit committee will be responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our Chief Executive Officer and Chief Financial Officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and approving related party transactions; and (ix) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

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Compensation Committee

                         , each of whom satisfies the “independence” requirements of Nasdaq’s rules, have been appointed to serve on our compensation committee, effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part,            with serving as the chair. The members of the compensation committee will also be “non-employee directors” within the meaning of Section 16 of the Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation relating to our directors and executive officers.

The compensation committee will be responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) determining the compensation of our independent directors; (iii) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

Nominating and Corporate Governance Committee

                 , each of whom satisfies the “independence” requirements of Nasdaq’s rules, have been appointed to serve on our nominating and corporate governance committee, effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part,            with serving as the chair. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nominating and corporate governance committee will be responsible for, among other things: (i) recommending the number of directors to comprise our board; (ii) identifying and evaluating individuals qualified to become members of the board and soliciting recommendations for director nominees from our Chief Executive Officer and Chairman; (iii) recommending to the board the director nominees for each annual stockholders’ meeting; (iv) recommending to the board the candidates for filling vacancies that may occur between annual stockholders’ meetings; (v) reviewing independent director compensation and board processes, self-evaluations and policies; (vi) overseeing compliance with our code of ethics; and (vii) monitoring developments in the law and practice of corporate governance.

The nominating and corporate governance committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our stockholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources — members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other board members; (iii) the extent to which the candidate would be a desirable addition to the board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

A stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our Bylaws. Such notice must be in writing to our company not less than 90 days and not more than 120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders or as otherwise required by the requirements of the Exchange Act. In addition, stockholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of stockholders entitled to vote at such meeting.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

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We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table — Years Ended December 31, 2023 and December 31, 2022

The following table summarizes all compensation for fiscal years 2023 and 2022 earned by our “Named Executive Officers” during the reported periods:

Name and Principal Position	Year	Salary ($)		All Other Compensation ($)		Total ($)
Todd Sanders, Chief Executive Officer, former Chief Financial Officer(1)	2023	423,833		0		423,833
	2022	300,000	(2)	0		300,000
Reza Hashemi, Chief Technology Officer	2023	108,333	(3)	0		108,333
	2022	0		4,499,550	(4)	4,499,550
Michael D. Weydemuller, Chief Investment Officer	2023	66,666		1,291,150	(5)	1,357,816
	2022	0		1,727,350	(6)	$1,727,350

(1) Patrick Flynn was appointed Chief Financial Officer on September 1, 2024.

(2) $175,000 of stated amount was unpaid and accrued.

(3) $37,500 of stated amount was unpaid and accrued.

(4) 4,500,000 shares of common stock issued for $450. The shares were, valued at $7,500,000 resulting in stock-based compensation of $4,499,550.

(5) 1,242,150 shares issued for $124 and 49,000 shares were issued for, resulting in aggregate stock based compensation of $1,291,150.

(6) $1,727,350 shares awarded as compensation, resulting in stock based compensation of $1,727,350.

Employment Agreements

Named Executive Officers

Mr. Sanders’ employment agreement dated September 1, 2024 is for an initial term of five years. Customary severance payments are triggered in the event of termination by the company without cause or by the executive for good reason. Mr. Sanders’ salary is currently $375,000 annually. In August 2023, he was paid $300,000 to satisfy accrued and unpaid wages. Upon a Change in Control, Mr. Sanders’ unvested options shall vest immediately, and remain exercisable for a period of two years thereafter.

Mr. Hashemi’s at will employment agreement was effective July 8, 2023. His current salary is $300,000 annually. Upon termination of Mr. Hashemi’s employment, the Company is obligated to provide to Company only accrued but unpaid base salary and any reimbursable expenses incurred through the termination date required to be reimbursed in accordance with his employment agreement.

Mr. Weydemuller’s at will employment agreement was effective December 31, 2021. His current salary is $100,000 annually.

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Other Executive Officers

Mr. Flynn’s employment agreement, dated September 1, 2024, is for an initial term of three years. Customary severance payments are triggered in the event of termination by the company without cause or by the executive for good reason. Mr. Flynn’s salary is currently $300,000 annually.

Mr. Thomas’ at will employment agreement is dated August 23, 2023. His salary is currently $240,000 annually.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan, defined contribution plan, or other retirement plan.

Potential Payments Upon Termination or Change in Control

Pursuant to the company’s 2024 Equity Incentive Plan, the committee is permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting.

Director Compensation

We do not pay our directors who are also employees compensation for their director services. Todd Sanders was the only director of the company during the year ended December 31, 2023 and December 31, 2022 and he was also a Named Executive Officer. Mr. Sanders’ compensation for his employment with the company is disclosed under the “Summary Compensation Table — Years Ended December 31, 2023 and December 31, 2022” table above.

Non-Employee Director Compensation

We do not pay our directors that are also employees or directors compensation for their director services.

We did not have any non-employee executive directors during the years ended December 31, 2023 or 2022.

Commencing fiscal 2024 standard cash compensation for non-employee directors is $30,000 per annum, payable in equal quarterly installments. Committee chairs receive an additional $7,500 per annum, also payable in equal quarterly installments.

Non-employee directors also receive, on the last day of each fiscal quarter, a grant of fully vested non-qualified stock options to purchase that number of shares of our common stock equal to the quotient of $7,500 and the applicable exercise price, which is based on fair market value, on the date of grant. Committee chairs receive an additional grant, on the last day of each fiscal quarter, of fully vested non-qualified stock options to purchase that number of shares of our common stock equal to the quotient of $1,875 and the applicable exercise price, which is based on fair market value, on the date of grant. Option grants are pro-rated based on full months of service during any given fiscal quarters.

Outstanding Equity Awards at Fiscal Year-End

None.

2024 Equity Incentive Plan

On February 9, 2024, our board of directors adopted our 2024 Equity Incentive Plan, or the “Plan”. The following is a summary of certain significant features of the Plan. The information which follows is subject to, and qualified in its entirety by reference to, the Plan document itself, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Purposes of Plan: The purposes of the Plan are to: (a) enable the company to attract and retain the types of employees, consultants and directors who will contribute to the company’s long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of the company; and (c) promote the success of the company’s business.

Types of Awards: Awards that may be granted include: (a) non-qualified stock options; and (b) restricted stock units. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our common stock and the award holder’s continuing service with our company.

Administration of the Plan: The Plan is administered by our compensation committee. Among other things, the committee has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The committee has authority to establish, amend and rescind rules and regulations relating to the Plan.

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Eligible Recipients: Persons eligible to receive awards under the Plan will be those employees, consultants, and directors of our company and its subsidiaries who are selected by the committee.

Shares Available Under the Plan: The maximum number of shares of our common stock that may be delivered to participants under the Plan is 25,000,000, subject to adjustment for certain corporate changes affecting the shares, such as stock splits. Shares subject to an award under the Plan for which the award is canceled, forfeited or expires again become available for grants under the Plan.

Stock Options:

General. Stock options give the option holder the right to acquire from us a designated number of shares at a purchase price that is fixed at the time of the grant of the option. Stock options granted may non-qualified stock options. Subject to the provisions of the Plan, the committee has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the committee may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of the grant.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the committee at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the committee, by actual or constructive delivery of shares of common stock to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the committee at the time of grant. Options will terminate before their expiration date if the holder’s service with our company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the committee and reflected in the grant evidencing the award.

Clawback; Forfeiture. Notwithstanding anything to the contrary contained herein, the committee may, in its sole discretion, provide in an award agreement or otherwise that the committee may cancel such award if the participant has engaged in or engages in any Detrimental Activity. The Committee may, in its sole discretion, also provide in an award agreement or otherwise that: (i) if the participant has engaged in or engages in Detrimental Activity, the participant will forfeit any gain realized on the vesting, exercise or settlement of any award, and must repay the gain to the company; and (ii) if the participant receives any amount in excess of what the participant should have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the participant shall be required to repay any such excess amount to the company. Without limiting the foregoing, all awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable laws. “Detrimental Activity” as used in the Plan means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the company or any of its affiliates; (ii) any activity that would be grounds to terminate the participant’s employment or service with the company or any of its subsidiaries for cause; (iii) the breach of any non-competition, non-solicitation, non-disparagement or other agreement containing restrictive covenants, with the company or its affiliates; (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the committee in its sole discretion; or (v) any other conduct or act determined to be materially injurious, detrimental or prejudicial to any interest of the company or any of its affiliates, as determined by the committee in its sole discretion.

Other Material Provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the committee. In the event of various changes to the capitalization of our company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the committee to the number of shares covered by outstanding awards or to the exercise price of such awards. The committee is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting. Except as otherwise determined by the committee at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our board also has the authority, at any time, to discontinue the granting of awards. The board also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment will, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the Plan, change the persons eligible for awards under the Plan, extend the time within which awards may be made, or amend the provisions of the Plan related to amendments. No amendment that would adversely affect any outstanding award made under the Plan can be made without the consent of the holder of such award.

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Certain Relationships and Related Person Transactions

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our 2022 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On March 22, 2022, we sold 22,500,000 shares of common stock for $2,250, valued at $22,500,000, to Green Capital Management Limited, a significant stockholder.

On September 16, 2022, we issued 150,000 shares of common stock, valued at $1.00 per share, for payment of services pursuant to an advisory agreement with Exchange Listing, LLC, an entity owned and controlled by Peter Goldstein, a significant stockholder.

During the six months ended June 30, 2024, the company paid $123,500 to a company controlled by Mr. Hashimi, an officer of the company, as facilitator for remittance to a third party for payment of completed services on behalf of the company. The full amount was remitted to the third party.

Promoters and Certain Control Persons

Todd Sanders, our Chief Executive Officer may be deemed as a “promoter” as defined by Rule 405 of the Securities Act.

Principal Stockholders

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of               , 2024 for: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. The following table assumes that the underwriters have not exercised the over-allotment option.

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Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of            , 2024, pursuant to the exercise of options or warrants, vesting of common stock or conversion of convertible debt, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership before the offering is based on shares of common stock issued and outstanding as of             , 2024. Percentage of ownership after the offering is based on              shares of common stock issued and outstanding as of             , 2024. The share ownership numbers after the offering for the beneficial owners indicated below exclude any potential purchases that may be made by such persons in this offering.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Spirits Capital Corporation, 100 Bayview Cir., Ste. 4100, Newport Beach, CA 92660.

	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned
Name of Beneficial Owner	Prior to Offering		Before Offering	After Offering
Directors and Named Executive Officers:
Todd Sanders (1)	43,131,000
Reza Hashemi	4,500,000
Michael D. Weydemuller	2,960,000
Andrew-Boyd Jones (2)	6,503,903
Gerry Martin		*
Jamee Natella		*
Neil Sahota		*
All current executive officers and directors as a group (9 persons)	57,094,903
5% or Greater Stockholders:
Green Capital Management Limited (3)	22,522,000
Peter Goldstein (4)	5,504,000
Tellson Ventures, LLC (2)	6,503,903

* less than 1%.

(1)	Shares are held indirectly. Todd Sanders exercises sole voting and investment power over securities held by New American Oak Trust and Two Eighty Seven, LLC.

(2)	Andrew-Boyd Jones exercises sole voting and investment control over these shares.

(3)	The address of Green Capital Management Limited is 6 St. Georges Building, Suite 1908, 19th Floor No 2, Ice House Street, Central Hong Kong. Frank Dominick exercises sole voting and investment control over these shares.

(4)	The address of Peter Goldstein is 515 E Las Olas Boulevard, Suite 120, Fort Lauderdale, FL 3330.

Changes in Control

There are no present arrangements or pledges of any of our securities, equity or debt, that may result in a change in control of our company.

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DESCRIPTION OF SECURITIES

General

The following is a general description of our common stock and does not purport to be complete. For a complete description of the terms and provisions of our common stock, refer to the company’s Certificate and Bylaws, each of which is an exhibit incorporated by reference into the registration statement of which this prospectus is a part. This summary is qualified in its entirety by reference to these documents.

Authorized and Outstanding Capital Stock

As of June 30, 2024, number of shares outstanding of our common stock was 104,802,520. The total number of shares of stock of all classes of capital stock that the company is authorized to issue is 501,000,000 shares. The authorized capital stock is divided into 500,000,000 shares of common stock having a par value of $0.0001 per share and 1,000,000 shares of preferred stock having a par value of $0.0001 per share.

Description of Common Stock

General

Each share of the company’s common stock has the same rights and privileges. Holders of the common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Dividends. The company has never paid cash dividends on its common stock and does not anticipate paying such dividends in the foreseeable future. The payment of dividends, if any, will be determined by the board of directors in light of conditions then existing and may be paid on the common stock subject to the prior rights and preferences, if any, applicable to shares of common stock or any series of common stock, when and if declared by the board of directors, out of funds legally available.

Liquidation and Distribution. If the company voluntarily or involuntarily liquidates, dissolves or winds-up, or upon any distribution of assets, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of common stock or any series of common stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Material Limitation or Qualification of Rights of Common Stock

Preferred Stock

Our Certificate gives the board of directors a “blank check” authorization to designate the class, powers, preferences, rights, qualifications, limitations, and restrictions of up to 1,000,000 shares of Preferred Stock. The company does not have any Preferred Stock outstanding.

Anti-Takeover Provisions in our Certificate and Bylaws

Certain provisions of our Certificate and Bylaws summarized below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for the company’s securities.

Our Certificate and Bylaws provide: (i) that the company may issue preferred stock with such powers, preferences, rights, qualifications, limitations, and restrictions as the board of directors may, without prior stockholder approval, establish, as described above; (ii) that special meetings of stockholders may only be called by the chairman of the board of directors, the president, the secretary, a majority of the members of the board of directors or the holders of a majority of the shares of common stock then outstanding; and (iii) advance notice requirements for special meetings, stockholder nominations and proposals.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust whose address is 1 State Street, 30th Floor, New York, NY 10004-1561.

Stock Market Listing

Our common stock is currently quoted on the OTCPink under the trading symbol “SSCC.” We intend to apply to have our shares of common stock listed for trading on The Nasdaq Capital Market under the symbol “          .” No assurance can be given that such listing will be approved.

As of June 30, 2024, there were 104,802,520 shares of our common stock outstanding, which were held by approximately 166 record stockholders. On 2024, the last reported sale price of our common stock on the OTCPink was $        per share. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of shares of common stock whose shares are held in the names of various security brokers, dealers and registered clearing agencies.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was a limited public market for our common stock, and a liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of a substantial number of shares our common stock in the public market following our listing on Nasdaq, or the perception that such sales could occur, could adversely affect the public price of our common stock and may make it more difficult for you to sell your shares at a time and price that you deem appropriate. We will have no input if and when any registered stockholders may, or may not, elect to sell their shares or the prices at which any such sales may occur.

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Immediately following the closing of this offering, we will have           shares of common stock issued and outstanding. In the event the underwriters exercise the over-allotment option in full, we will have           shares of common stock issued and outstanding. The common stock sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

Previously issued shares of common stock that were not offered and sold in this offering, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act, including, but not limited to, the shares registered hereunder, or if they qualify for an exemption from registration, including under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities also may be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S. With the exception of shares owned by our directors, officers and certain stockholders, substantially all of our common stock may be sold after our initial listing on Nasdaq, either by registered stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to and in compliance with public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an eligible stockholder is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible stockholder under Rule 144, such stockholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of common stock proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the shares of common stock proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling common stock on behalf of our affiliates are entitled to sell shares 90 days after we become a reporting company. Within any three-month period, such stockholders may sell a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal approximately shares immediately after our registration; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares of common stock on behalf of our affiliates also are subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who was issued shares under a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days, to sell these shares in reliance on Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after we become a reporting company before selling those shares under Rule 701.

Lock-up Agreements

The company’s executive officers, directors and holders of more than 5% of the company’s common stock and securities exercisable for or convertible into its common stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of six months from the date of effectiveness of the offering.

In addition, the company has agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of twelve months from the date of closing of the offering. See “Underwriting—Lock-up Agreements.” The underwriters do not have any present intention or arrangement to release any shares of our common stock subject to lock-up agreements prior to the expiration of the 180- or 365-day lock-up period.

Registration Statements on Form S-8

We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock subject to outstanding stock options or reserved for issuance under the Plan, as soon as permitted under the Securities Act. Such registration statements will automatically become effective upon filing with the SEC. However, shares registered on Form S-8 may be subject to the volume limitations and the manner of sale, notice, and public information requirements of Rule 144.

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Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of our Common Stock

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-United States tax consequences of the purchase, ownership and disposition of our common stock.

This summary is based on provisions of the Internal Revenue Code of 1986 (the “Code”), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the IRS will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the ownership or disposition of our common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an entity or arrangement treated as a partnership;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if: (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” has the authority to control all of the trust’s substantial decisions; or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax, and does not address any special tax rules that may apply to particular Non-U.S. Holders, including, without limitation:

●	a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in stocks or securities, foreign currency dealer, U.S. covered expatriate, controlled foreign corporation or passive foreign investment company;

●	a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

●	a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

●	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income tax consequences for beneficial owners of a Non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that holds our common stock. This summary also does not address the effects of other U.S. federal tax laws, such as estate and gift tax laws.

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Each Non-U.S. Holder should consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

Distributions

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “— Dispositions of Our Common Stock.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate).

Distributions on our common stock that are treated as dividends and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons. An exception may apply if the Non-U.S. Holder is eligible for, and properly claims, the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In such case, the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to the United States withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

The IRS Forms and other certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing with the IRS an appropriate claim for a refund in the form of a U.S. tax return. Non-U.S. Holders should consult their tax advisors regarding their eligibility for benefits under any relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “— Backup Withholding and Information Reporting” and “— FATCA Withholding.”

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including United States withholding tax) on gain recognized on any sale or other disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular rates and in the manner

●	applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain United States source capital losses (provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses), generally will be subject to a flat 30% U.S. federal income tax, even if the Non-U.S. Holder is not treated as a resident of the United States under the Code; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of: (i) the five-year period ending on the date of disposition; and (ii) the period that the Non-U.S. Holder held our common stock.

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Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. Nasdaq is an “established securities market.” However, no assurance can be provided that our common stock will be regularly traded on an established securities market for the purposes of the rules described above. Non-U.S. Holders should consult their tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “— Backup Withholding and Information Reporting” and “— FATCA Withholding.”

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person or is otherwise entitled to an exemption. However, the applicable withholding agent generally will be required to report to the IRS (and to such Non-U.S. Holder) payments of distributions on our common stock and the amount of U.S. federal income tax, if any, withheld from those payments, regardless of whether such distributions constitute dividends. In accordance with applicable treaties or agreements, the IRS may provide copies of such information returns to the tax authorities in the country in which the Non-U.S. Holder resides.

The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our common stock to or through a United States office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related U.S. Treasury guidance (commonly referred to as FATCA) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S. source dividends (including dividends paid on our common stock) and (ii) (subject to the proposed U.S. Treasury Regulations discussed below) the gross proceeds from the sale or other disposition of property that produces U.S. source dividends (including sales or other dispositions of our common stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations applicable to certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds our common stock will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable U.S. Treasury Regulations and administrative guidance, withholding under FATCA generally will apply to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.

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Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible application of FATCA in their particular circumstances.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with R.F. Lafferty & Co., Inc., as representative for the underwriters in this offering (the “Representative”). Each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of shares of our Common Stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Underwriter	Number of Shares
R.F. Lafferty & Co., Inc.

Total

The underwriters are committed to purchase all of the shares offered by us other than those covered by the option to purchase additional securities described below, if they purchase any such securities. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The company has agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriters an option to purchase up to an additional              shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 45-day period after the closing of this offering, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Discount

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Per Share	Total Without Exercise of Over-allotment Option	Total With Full Exercise of Over-allotment Option
Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriters propose to offer the shares offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $            per share. If all of the shares offered by us are not sold at the public offering price per share, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus.

The company will pay the out-of-pocket accountable expenses of the Representative in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the Representative will be returned to the extent that offering expenses are not actually incurred in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(4)(A).

The company has agreed to pay the Representative’s non-accountable expenses allowance equal to 1.0% of the aggregate gross proceeds of this offering. The company has also agreed to pay for a certain amount of the Representative’s accountable expenses including, without limitation, (a) all filing fees and communication expenses relating to the registration of the shares of common stock to be sold in the offering with the SEC; (b) all filing fees and expenses associated with the review of the offering by FINRA; (c) all fees and expenses relating to the listing of such shares of common stock on Nasdaq, including any fees charged by The Depository Trust Company (DTC) for new securities; (d); all fees, expenses and disbursements relating to the registration or qualification of such shares of common stock under the “blue sky” securities laws of such states, if applicable, and other jurisdictions as the Representative may reasonably designate; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of such shares of common stock under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the underwriting Agreement, any Blue Sky Surveys and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriters’ questionnaire and power of attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably deem necessary; (g) the costs and expenses of the public relations firm; (h) the costs of preparing, printing and delivering certificates representing the shares of common stock; (i) fees and expenses of the transfer agent for the common stock; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the company to the Representative; (k) the fees and expenses of the company’s accountants; (l) the fees and expenses of the company’s legal counsel and other agents and representatives; (m) the fees and expenses of the Representative’s legal counsel not to exceed $135,000; (n) the $5,000 cost associated with the Representative’s clearing system data services and communications expenses; and (o) the $10,000 cost associated with the use of the Representative’s Capital IQ system for comparable company analysis and valuation.

The company estimates that the total expenses of the offering payable by us, excluding underwriting discounts, commissions and expenses, will be approximately $ .

Representative’s Warrants

We have also agreed to issue to the Representative warrants (“Representative’s Warrants”) to purchase up to an aggregate of shares of our common stock (4.0% of the shares of common stock sold in the offering or 2.0% of the shares of common stock sold in the offering from investors identified and introduced by the company). The Representative’s Warrants are exercisable at a per share price equal to $ (110% of the public offering price per share in this offering). The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, commencing on the six-month anniversary of the commencement of sales in this offering and expiring on the date that is five and a half years following the date that such warrants become exercisable.

47

The Representative’s Warrants are deemed underwriter compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative (or permitted assignees under Rule 5110(e)(1) will not sell, transfer, assign, pledge or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales in this offering. In addition, the Representative’s Warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration right provided will not be greater than seven years from the effective date of this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger, or consolidation. However, neither the Representative Warrant exercise price, nor the number of shares of common stock underlying such warrants, will be adjusted for issuances of shares of common stock by the company at a price below the exercise price of the Representative’s Warrants.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, the company’s executive officers, directors and holders of more than 5% of the company’s common stock and securities exercisable for or convertible into its common stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of six months from the date of effectiveness of the offering. In addition, the company has agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 12 months from the date of closing of the offering.

Right of First Refusal

We have granted R.F. Lafferty & Co., Inc. a right of first refusal, for a period of 12 months from the closing of this offering, to act as lead managing underwriter and book runner or minimally as co-lead manager and co-book runner and/or lead or co-lead placement agent at R.F. Lafferty & Co., Inc.’s discretion, for each and every future public and private equity or debt (excluding commercial bank debt) offering, including all equity linked financings, during such 12 month period, of the company, or any successor to or subsidiary of the company.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares include the history and prospects of the company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

48

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●	Penalty bids permits the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the company’s shares of common stock or preventing or retarding a decline in the market price of its shares of common stock. As a result, the price of the company’s common stock or warrants in the open market may be higher than it would otherwise be in the absence of these transactions. Neither the company nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the company’s common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in the company’s common stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

49

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Other Relationships

The underwriters and their respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for the company and its affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, the company has no present arrangements with the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

50

Legal Matters

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Barton LLP Santa Monica, California. The underwriters have been represented in connection with this offering by Sheppard, Mullin, Richter & Hampton LLP, New York, NY.

EXPERTS

The financial statements for the years ended December 31, 2023, and 2022 for Spirits Capital Corporation. included in this prospectus and elsewhere in the registration statement have been audited by Urish Popeck & Co., LLC, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with the registration statement. For further information pertaining to us and the securities to be sold in this offering, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents.

Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, will file periodic reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains these reports, proxy statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at www.spiritscap.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

51

SPIRITS CAPITAL CORPORATION

Index to the Consolidated Financial Statements

As of December 31, 2023 and 2022

and for the Years Ended December 31, 2023 and 2022

As of June 30, 2024 (unaudited) and December 31, 2023

and for the Six Months Ended June 30, 2024 and 2023

F-1

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Spirits Capital Corporation

Newport Beach, California

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Spirits Capital Corporation (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in stockholders’ equity(deficit), and cash flows for the years December 31, 2023 and 2022, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency at December 31, 2023 and 2022. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Urish Popeck & Co., LLC

We have served as the Company’s auditor since 2021.

Pittsburgh, PA

April 16, 2024

F-2

SPIRITS CAPITAL CORPORATION

Consolidated Balance Sheets

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$2,057,843	$397,440
Prepaid expenses	372,450	270,250
Inventory	516,802	454,900
Deposits	238,496	23,997
Total current assets	3,185,591	1,146,587
Operating lease right of use asset, net	353,830	449,062
Property and equipment, net	55,185	47,077
Total assets	$3,594,606	$1,642,726

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$409,882	$398,932
Accrued liabilities	592,904	705,679
Derivative liability, warrants	66,307	182,210
Notes payable, net of discount of $4,618 and $217,866	310,382	317,134
Operating lease right of use liability, current portion	112,415	81,187
Total current liabilities	1,491,890	1,685,142

Operating lease right of use liability	282,562	394,976
Other long-term liabilities	675,000	675,000
Total liabilities	2,449,452	2,755,118

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, no shares issued or outstanding as of both December 31, 2023 and 2022	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized, 102,595,020 and 94,717,470 shares issued and outstanding as of December 31, 2023 and 2022, respectively	11,254	10,453
Additional paid-in capital	94,118,207	86,270,357
Accumulated deficit	(92,984,307)	(87,393,202)
Total stockholders’ equity (deficit)	1,145,154	(1,112,392)
Total liabilities and stockholders’ equity (deficit)	$3,594,606	$1,642,726

See accompanying notes to consolidated financial statements.

F-3

SPIRITS CAPITAL CORPORATION

Consolidated Statements of Operations

	Year Ended
	December 31,
	2023	2022

Revenue	$-	$-

Operating expenses:
General and administrative expenses	1,479,019	493,515
Payroll and compensation	1,436,220	361,061
Professional fees	839,115	217,169
Stock based compensation expense	1,638,650	31,082,649
Total operating expenses	5,393,004	32,154,394

Operating loss	(5,393,004)	(32,154,394)

Other income (expense):
Interest expense	(100,756)	(121,125)
Amortization of debt discount	(213,248)	-
Change in fair value of derivative liability, warrants	115,903	-
Loss on the impairment of assets	-	(202,100)
Total other income (expense)	(198,101)	(323,225)

Net loss	$(5,591,105)	$(32,477,619)

Net loss per common share - basic and diluted	$(0.06)	$(0.38)

Weighted average common shares outstanding - basic and diluted	98,681,824	86,571,147

See accompanying notes to consolidated financial statements.

F-4

SPIRITS CAPITAL CORPORATION

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

							Total
	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance at December 31, 2021	-	$-	61,676,320	$6,249	$53,905,612	$(54,915,583)	$(1,003,722)
Issuance of common stock for cash	-	-	2,170,000	217	1,170,783	-	1,171,000
Issuance of common stock for prepaid expense	-	-	100,000	10	99,990	-	100,000
Issuance of common stock for notes payable	-	-	10,000	1	15,299	-	15,300
Issuance of warrants for stock-based compensation	-	-	-	-	326,799	-	326,799
Issuance of common stock for stock based compensation	-	-	30,761,150	3,976	30,751,874	-	30,755,850
Net loss	-	-	-	-	-	(32,477,619)	(32,477,619)
Balance at December 31, 2022	-	$-	94,717,470	10,453	86,270,357	(87,393,202)	(1,112,392)
Issuance of common stock for cash	-	-	6,463,900	660	6,209,340	-	6,210,000
Issuance of common stock for stock based compensation	-	-	1,638,650	164	1,638,487	-	1,638,650
Cancellation of common stock	-	-	(225,000)	(23)	23	-	-
Net loss	-	-	-	-	-	(5,591,105)	(5,591,105)
Balance at December 31, 2023	-	$-	102,595,020	$11,254	$94,118,207	$(92,984,307)	$1,145,154

See accompanying notes to consolidated financial statements.

F-5

SPIRITS CAPITAL CORPORATION

Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(5,591,105)	$(32,477,619)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	1,638,650	31,082,649
Change in fair value of derivative liability, warrants	(115,903)	-
Depreciation and amortization	11,918	7,971
Amortization of right of use assets	95,232	150,758
Amortization of debt discount	213,248	-
Loan acquisition costs	-	15,000
Impairment of assets	-	202,100
Changes in operating assets and liabilities:
Prepaid expenses	(102,200)	(120,250)
Accounts payable	10,950	(115,261)
Inventory	(61,902)	(454,900)
Other long-term liabilities	-	675,000
Accrued liabilities	(112,775)	271,990
Operating lease liability	(81,186)	(123,652)
Net cash used in operating activities	(4,095,072)	(886,214)

Cash flows from investing activities:
Purchases of property and equipment	(20,026)	(214,925)
Deposits	(214,499)	-
Net cash used in investing activities	(234,525)	(214,925)

Cash flows from financing activities:
Proceeds from notes payable	136,250	305,300
Payments on notes payable	(356,250)	-
Proceeds from sale of common stock	6,210,000	1,171,000
Net cash provided by operating activities	5,990,000	1,476,300

Net change in cash and cash equivalents	1,660,403	375,161
Cash and cash equivalents at beginning of the year	397,440	22,279
Cash and cash equivalents at end of the year	$2,057,843	$397,440

Supplemental Disclosure Of Cash Flow Information:
Cash paid for interest	$64,621	$-
Cash paid for income taxes	$-	$-

Supplemental Disclosure Of Non-Cash Financing Activities:
Stock issued for prepaid expense	$-	$100,000
Stock issued for settlement of notes payable	$-	$15,300

See accompanying notes to consolidated financial statements.

F-6

SPIRITS CAPITAL CORPORATION

Notes to the Consolidated Financial Statements

For the Years ended December 31, 2023 and 2022

NOTE 1 – BASIS OF FINANCIAL STATEMENT PRESENTATION

Organization and Description of Business

Capital Beverage Corporation (“Capital Beverage”) was incorporated under the laws of the State of Delaware on December 5, 1995. On December 30, 2019, Monogram Global Inc. a Delaware corporation (“Monogram”) and (the “Company”) merged with and into Capital Beverage Corporation. On April 29, 2021, the Company approved an amendment to change the name of the corporation to Spirits Capital Corporation.

Spirits Capital Corporation is a platform providing secured purchase of premium American Whiskey while maturing. The objectives of the company development was a vision to create an open, safe and secure marketplace for value hunters who want to capitalize on the strong and promising future of this spirit.

On December 30, 2019, Capital Beverage entered into a Share Exchange Agreement (the “Agreement” or the (“Merger”) involving Capital Beverage as the surviving parent corporation and acquiring a privately held Delaware corporation known as Monogram Global Inc. With the change of control of the Company, the Merger was accounted for as a recapitalization in a manner similar to a reverse acquisition.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, the Company generated net losses of $5,591,105 and $32,477,619 during the years ended December 31, 2023 and 2022, respectively. The Company did not generate any revenue from product sales during the years ended December 31, 2023 and 2022. As of December 31, 2023, the Company’s current assets exceeded its current liabilities by $1,693,701. As of December 31, 2023, the Company had $2,057,843 of cash.

The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives. These factors, as well as the uncertain conditions that the Company faces relative to capital raising activities, create substantial doubt as to the Company’s ability to continue as a going concern. The Company is seeking to raise additional capital principally through private placement offerings and is targeting strategic partners in an effort to finalize the development of its products and begin generating revenues. The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements and expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through calendar year 2024. However, management cannot make any assurances that such financing will be secured.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. Our financial statements as of December 31, 2023 and 2022 include the accounts of Spirits Global, Inc.

F-7

Reclassifications

Certain amounts in the December 31, 2022 financial statements have been reclassified to conform to the current year presentation.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

As of December 31, 2023, the Company’s cash and cash equivalents included $253,942 in USDC and USDT stable value cryptocurrency assets. The assets are held in a cold storage facility, which may be at risk of loss or damage.

Accounts receivable and allowance for doubtful accounts

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are offset against sales and relieved from accounts receivable, after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2023 and 2022, there were no allowance for doubtful accounts.

Property and Equipment

Property and equipment are capitalized and depreciated over their estimated economic useful lives. Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets (property and equipment) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Revenue Recognition

The Company currently has no revenues from its operations. We anticipate that revenues from product sales, net of estimated returns and allowances, will be recognized when evidence of an arrangement is in place, related prices are fixed and determinable, contractual obligations have been satisfied, title and risk of loss have been transferred to the customer and collection of the resulting receivable is reasonably assured.

F-8

Inventories

Inventories are valued at the lower of cost or net realizable value. We value our inventories primarily using the first-in, first-out (FIFO) cost method. FIFO cost approximates current replacement cost. Because we age most of our whiskeys in barrels for three years or more, we sell only a portion of our whiskey inventory each year. Following industry practice, we classify all barreled whiskey as a current asset. We include warehousing, insurance, ad valorem taxes, and other carrying charges applicable to barreled whiskey in inventory costs.

Concentration of Credit Risk

The Company has no significant concentrations of credit risk.

Related Parties

The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Derivative Financial Instruments

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a lattice model, in accordance with ASC 815-15 “Derivative and Hedging” to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument could be required within 12 months after the balance sheet date.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Beneficial Conversion Features

The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the shares of common stock at the commitment date to be received upon conversion.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 820, “Fair Value Measurements and Disclosures”. As defined in FASB ASC 820, the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 established a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement) as follows:

F-9

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The carrying values of the Company’s prepaid expenses, accounts payable and accrued liabilities approximate their fair values due to the short maturity of these instruments. The Company believes the carrying amount of its notes payable and other long-term liabilities approximate fair value based on rates and other terms currently available to the Company for similar debt instruments.

See Note 7 for fair value disclosure of derivative liability.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2023, diluted net loss per share is the same as basic net loss per share. Potentially dilutive items outstanding as of December 31, 2023 include 706,750 common stock warrants.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

F-10

The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

The Company does not anticipate a tax liability for the year ended December 31, 2023.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election, and recognizes rent expense on a straight-line basis over the lease term.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”). This amendment requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and forward-looking estimates. ASC 326 was adopted by the Company effective January 1, 2023. The adoption of ASC 326 did not have a material impact on the Company’s financial statements or disclosures.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consist of:

	December 31,
	2023	2022

Computer equipment	$4,117	$-
Furniture and equipment	38,778	22,869
Leasehold improvements	35,294	35,294
	78,189	58,163
Less: Accumulated depreciation	(23,004)	(11,086)
Property and equipment, net	$55,185	$47,077

Depreciation expense for property and equipment for the years ended December 31, 2023 and 2022, was in the amount of $11,918 and $11,086, respectively.

F-11

NOTE 5 – NOTES PAYABLE

As of December 31, 2023 and 2022, respectively, there were $310,382 and $317,134 of promissory notes outstanding, net of debt discount of $4,618, and $217,866. Accrued interest on the notes was $52,250 and accrued interest and $53,772, respectively. As of December 31, 2023, the note was in default.

On February 1, 2023, the Company entered into a promissory note with an investor in the aggregate principal amount of $26,250 with a $1,250 original issue discount. The note bears no interest. The Company received $25,000 in cash.

On February 1, 2023, the Company entered into a promissory note with an investor in the aggregate principal amount of $105,000 with a $5,000 original issue discount. The note bears no interest. The Company received $100,000 in cash.

During the years ended December 31, 2023, the Company made repayments in aggregate of $356,250 of the notes payable.

NOTE 6 – OTHER LONG TERM LIABILITIES, DEEDS

Deed liabilities

As of December 31, 2023 and 2022 respectively, there were $675,000 and $675,000 of Deeds outstanding. As of December 31, 2023 and 2022 respectively, there was accrued interest of $174,375 and $73,125 related to the Deeds.

NOTE 7 – DERIVATIVE LIABILITY, warrants

The Company recorded a derivative liability based on the conversion features of its underlying common stock warrants. The derivative liability is a Level 3 financial instrument. The following is a summary of activity of the derivative liability for the year ended December 31, 2023:

Derivative
Liability
Balance at December 31, 2022	$182,210
Change in fair value	(115,903)
Balance at December 31, 2023	$66,307

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

Year Ended
December 31, 2023

Expected volatility	25%
Expected term - years	1.97-3.97
Risk-free interest rate	3.81%
Expected dividend yield	0%

F-12

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED OTHER LIABILITIES

Accounts payable and accrued other liabilities consisted of the following:

	December 31,
	2023	2022

Accounts payable	$409,882	$398,932
Accrued salaries	347,694	573,074
Accrued interest	226,625	126,897
Accrued liabilities, other	18,585	5,708
Accounts payable and accrued liabilities	$1,002,786	$1,104,611

NOTE 9 – STOCKHOLDERS’ EQUITY

Capital Structure

The authorized capital of the Company consists of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock, both par value $0.0001 per share.

Preferred Stock

As of December 31, 2023 and 2022, there were no preferred shares issued and outstanding for all classes.

Common Stock

As of December 31, 2023 and 2022, there were 102,595,020 and 94,717,470 shares of common stock issued and outstanding, respectively.

2023 Transactions

On January 10, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On January 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 65,000 shares of common stock for $65,000.

On February 3, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On February 6, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On February 16, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On February 24, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On March 3, 2023, the Company’s Board of Directors approved and the Company entered into Securities Purchase Agreements where the Company issued 300,000 shares of common stock for $300,000.

On March 26, 2023, the Company’s Board of Directors approved and the Company entered into an Advisory Agreement where the Company issued 175,000 shares of common stock, valued at $175,000.

On March 31, 2023, the Company’s Board of Directors approved and the Company entered into an Advisory Agreement where the Company issued 49,000 shares of common stock, valued at $49,000.

F-13

On April 7, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On April 7, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On April 10, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On April 10, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 35,000 shares of common stock for $35,000.

On April 20, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 300,000 shares of common stock for $300,000.

On April 21, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 100,000 shares of common stock for $100,000.

On April 23, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 100,000 shares of common stock for $100,000.

On April 23, 2023, the Company’s Board of Directors approved and the Company entered into five (5) separate Securities Purchase Agreements where the Company issued 50,000 shares of common stock for $50,000 for each agreement.

On April 23, 2023, the Company’s Board of Directors approved and the Company entered into four (4) separate Securities Purchase Agreements where the Company issued 25,000 shares of common stock for $25,000 for each agreement.

On April 23, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 75,000 shares of common stock for $75,000.

On April 23, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 100,000 shares of common stock for $100,000.

On April 24, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 195,000 shares of common stock for $195,000.

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 2,000 shares of common stock for $2,000.

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into two (2) separate Securities Purchase Agreements where the Company issued 5,000 shares of common stock for $5,000 for each agreement.

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into three (3) separate Securities Purchase Agreements where the Company issued 10,000 shares of common stock for $10,000 for each agreement.

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 12,000 shares of common stock for $12,000.

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into three (3) separate Securities Purchase Agreements where the Company issued 100,000 shares of common stock for $100,000 for each agreement.

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 200,000 shares of common stock for $200,000.

On April 26, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On April 26, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 10,000 shares of common stock for $10,000.

F-14

On May 1, 2023, the Company’s Board of Directors approved and the Company entered into two (2) separate Securities Purchase Agreements where the Company issued 10,000 shares of common stock for $10,000 for each agreement.

On May 1, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 125,000 shares of common stock for $125,000.

On May 1, 2023, the Company’s Board of Directors approved and the Company entered into two (2) separate Securities Purchase Agreements where the Company issued 225,000 shares of common stock for $225,000 for each agreement.

On May 2, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 5,000 shares of common stock for $5,000.

On May 3, 2023, the Company’s Board of Directors approved and the Company entered into three (3) separate Securities Purchase Agreements where the Company issued 5,000 shares of common stock for $5,000 for each agreement.

On May 3, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 10,000 shares of common stock for $10,000.

On May 3, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 20,000 shares of common stock for $20,000.

On May 10, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 5,000 shares of common stock for $5,000.

On May 24, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 5,000 shares of common stock for $5,000.

On May 25, 2023, the Company’s Board of Directors approved and the Company entered into three (3) separate Securities Purchase Agreements where the Company issued 25,000 shares of common stock for $25,000 for each agreement.

On May 25, 2023, the Company’s Board of Directors approved and the Company entered into two (2) separate Securities Purchase Agreements where the Company issued 50,000 shares of common stock for $50,000 for each agreement.

On May 25, 2023, the Company’s Board of Directors approved and the Company entered into five (5) separate Securities Purchase Agreements where the Company issued 100,000 shares of common stock for $100,000 for each agreement.

On May 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 150,000 shares of common stock for $150,000.

On May 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 200,000 shares of common stock for $200,000.

On June 6, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 100,000 shares of common stock for $100,000.

On August 10, 2023, the Company’s Board of Directors authorized to cancel 25,000 shares as the issuance of shares was an error and the Company Cancelled 25,000 shares of common stock.

On September 28, 2023, the Company’s Board of Directors authorized to cancel 100,000 shares as the issuance of shares was an error and the Company Cancelled 100,000 shares of common stock.

On September 28, 2023, the Company’s Board of Directors to cancel 100,000 shares as the issuance of shares was an error and the Company Cancelled 100,000 shares of common stock.

F-15

On September 28, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 1,000,000 shares of common stock for $1,000,000.

On September 28, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 4,900 shares of common stock for $4,900.

On September 28, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 75,000 shares of common stock for $75,000.

On September 28, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 200,000 shares of common stock for $200,000.

On September 28, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 115,000 shares of common stock for $115,000.

On October 2, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 1,242,150 shares of common stock valued at $1,242,150 for $124.

On October 2, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 555,000 shares of common stock for $555,000.

On October 2, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 165,000 shares of common stock valued at $165,000.

On October 2, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 200,000 shares of common stock for $200,000.

On October 2, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 7,500 shares of common stock valued at $7,500.

In 2023 the Company issued an aggregate of 6,463,900 shares of common stock for proceeds of $6,210,000.

In 2023, the Company issued an aggregate of 1,638,650 shares of common stock pursuant to employment and consulting agreement. The Company recorded stock-based compensation expense of $1,638,650, a fair value of $1.00 per share.

2022 Transactions

On January 10, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 75,000 shares of common stock for $75,000.

On January 13, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 1,500,000 shares of common stock for $1,500, valued at $1,500,000.

On January 14, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On January 31, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 200,000 shares of common stock for $200,000.

On February 17, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 250,000 shares of common stock for $250,000.

On February 28, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 3,000 shares of common stock, valued at $3,000.

On March 22, 2022, the Company’s Board of Directors approved, and the Company entered into a Debt Conversion Agreement where the Company issued 10,000 shares of common stock, valued at $10,000 in settlement of an outstanding note.

F-16

On March 22, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued 22,500,000 shares of common stock for $2,250, valued at $22,500,000.

On March 28, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 2,500 shares of common stock, valued at $2,500.

On March 28, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued 1,000,000 shares of common stock for $1,000, valued at $1,000,000.

On March 31, 2022, the Company’s Board of Directors approved, and the Company entered into a Legal Retainer where the Company issued 100,000 shares of common stock, valued at $100,000.

On April 4, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On April 18, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On April 21, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On May 17, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 100,000 shares of common stock, valued at $100,000.

On May 31, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 1,800 shares of common stock, valued at $1,800.

On June 1, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 159,800 shares of common stock, valued at $159,800 as well as 5,300 shares of common stock, valued at $5,300 as payment of a note payable.

On June 1, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 25,000 shares of common stock, valued at $25,000.

On June 29, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued 127,500 shares of common stock for $127,500.

On September 14, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 100,000 shares of common stock for $100,000.

On September 16, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On September 22, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 12,500 shares of common stock for $12,500.

On September 30, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 150,000 shares of common stock, valued at $150,000.

On September 30, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 13,750 shares of common stock, valued at $13,750.

On November 7, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 200,000 shares of common stock for $200,000.

F-17

On November 15, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 5,000 shares of common stock for $5,000.

On December 17, 2022, the Company’s Board of Directors approved, and the Company entered into an Employment Agreement where the Company issued 750,000 shares of common stock for $75, valued at $750,000.

On December 31, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 50,000 shares of common stock, valued at $50,000.

Warrants

On September 1, 2022, the Company entered into a Promissory Note (“Note”) with an investor issuing an original issue discount promissory note in the aggregate principal amount of $315,000 with a $15,000 original issue discount. The note bears no interest and on December 19, 2022, the Company issued 450,000 warrants at an exercise price of $0.50 per share with a life of 5 years.

On December 19, 2022, the Company issued 250,000 warrants at an exercise price of $1.00 per share with a life of 3 years as compensation for a consulting agreement.

On December 19, 2022, the Company issued 4,500 warrants at an exercise price of $1.00 per share with a life of 3 years as compensation for a consulting agreement.

On February 8, 2023, the Company issued 2,250 warrants at an exercise price of $1.00 per share with a life of 3 years as compensation for a consulting agreement.

A summary of the status of the Company’s outstanding stock warrants and changes during the years ended December 31, 2023 and 2022, is as follows:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding as of January 1, 2022	-	$-	-
Granted	704,500	0.68	4.00
Exercised	-	-	-
Forfeited	-	-	-
Outstanding as of December 31, 2022	704,500	$0.68	3.68
Granted	2,250	1.00	3.00
Exercised	-	-	-
Forfeited	-	-	-
Outstanding as of December 31, 2023	706,750	$0.68	2.68

As of December 31, 2023 and 2022, there were 706,750 and 704,500 stock warrants outstanding.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Lease Agreement

Effective September 1, 2021, a sixty-six month lease was signed for 3,000 square feet for $124,200 annually, for our facilities in Newport Beach, California for $10,350 per month.

F-18

Such leases do not require any contingent rental payments, impose any financial restrictions, or contain any residual value guarantees. Variable expenses generally represent the Company’s share of the landlord’s operating expenses. The Company does not have any leases classified as financing leases.

The rate implicit in each lease is not readily determinable, and we therefore use our incremental borrowing rate to determine the present value of the lease payments. The weighted average incremental borrowing rate used to determine the initial value of right of use (ROU) assets and lease liabilities was 6.00%, derived from borrowing rate, as obtained from the Company’s current lenders. Right of use assets for operating leases are periodically reduced by impairment losses. We use the long-lived assets impairment guidance in ASC Subtopic 360-10, Property, Plant, and Equipment – Overall, to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize. As of December 31, 2023, we have not recognized any impairment losses for our ROU assets.

We monitor for events or changes in circumstances that require a reassessment of one of our leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in profit or loss.

On December 31, 2023 and 2022 the Company had current operating lease liabilities of $112,415 and $81,187, respectively, and long-term lease liabilities of $282,562 and $394,976, respectively, and right of use assets of $353,830 and $449,062, respectively.

Supplemental balance sheet information related to leases are as follows:

	December 31,
	2023	2022
Weighted-average remaining lease term (in years)
Operating leases	3.17	4.25
Weighted-average discount rate
Operating leases	6.00%	6.00%

Supplemental cash flow information related to leases are as follows:

	Year Ended
	December 31,
	2023	2022
Operating cash flows paid for operating leases	$107,245	$83,111
Right-of-use assets obtained in exchange for operating lease obligations	$78,733	$67,629

Future minimum lease payments under these leases are as follows:

Operating
Year Ending December 31,	Leases
2024	$133,081
2025	137,074
2026	141,186
2027	23,997
Total undiscounted cash flows	435,338
Unamortized interest	(40,361)
Present value of lease liability	$394,977

Net rent expense for the years ended December 31, 2023 and 2022 were $165,023 and $111,900, respectively.

NOTE 11 – INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 2023 and 2022 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to the valuation allowance to fully reserve net deferred tax assets.

F-19

The following table summarizes the significant differences between statutory rates for the years ended December 31, 2023 and 2022:

	Year Ended
	December 31,
	2023	2022
Statutory tax rate:
U.S.	21.0%	21.0%
State taxes	8.7%	8.7%
Change in valuation allowance	-29.7%	-29.7%
Net deferred tax asset	0%	0%

The Company’s deferred tax assets and liabilities as of December 31, 2022 and 2021 are as follows:

	December 31,
	2023	2022
Deferred tax asset:
Net operating loss carryforwards	$1,041,000	$276,000
Less: valuation allowance	(1,041,000)	(276,000)
Net deferred tax asset	$-	$-

The Company calculates its income tax expense by estimating the annual effective tax rate and applying that rate to the year-to-date ordinary income (loss) at the end of the period. The Company records a tax valuation allowance when it is more likely than not that it will not be able to recover the value of its deferred tax assets. The Company had $0 and $0 income tax expense based on its profits/losses for the years ended December 31, 2023 and 2022, respectively.

NOTE 12 – RELATED PARTY TRANSACTIONS

As of December 31, 2023, the Company had accounts payable due to a related party of $0 and accrued salaries of $197,770. As of December 31, 2022, the Company had accounts payable due to a related party of $2,273 and accrued salaries of $527,051.

NOTE 13 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 16, 2024, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements.

F-20

SPIRITS CAPITAL CORPORATION

Consolidated Balance Sheets

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash	$768,882	$2,057,843
Prepaid expenses	270,250	372,450
Inventory	2,281,204	516,802
Deposits	77,917	238,496
Total current assets	3,398,253	3,185,591
Right of use asset, operating lease	304,354	353,830
Property and equipment, net	47,679	55,185
Total assets	$3,750,286	$3,594,606

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$904,134	$409,882
Accrued liabilities	663,451	592,904
Derivative liability, warrants	61,201	66,307
Notes payable, net of discount of $0 and $4,618	315,000	310,382
Lease liability, operating lease-current	117,831	112,415
Total current liabilities	2,061,617	1,491,890
Lease liability, operating lease	222,433	282,562
Other long-term liabilities	900,000	675,000
Total liabilities	3,184,050	2,449,452

Stockholders’ equity :
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, no shares issued or outstanding as of both June 30, 2024 and December 31, 2023	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized, 104,802,520 and 102,595,020 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	11,475	11,254
Additional paid-in capital	96,273,027	94,118,207
Accumulated deficit	(95,718,266)	(92,984,307)
Total stockholders’ equity	566,236	1,145,154
Total liabilities and stockholders’ equity	$3,750,286	$3,594,606

See accompanying notes to consolidated financial statements.

F-21

SPIRITS CAPITAL CORPORATION

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenue	$-	$-	$-	$-

Operating expenses:
General and administrative expenses	759,072	664,148	1,184,983	788,471
Payroll and compensation	399,271	224,177	803,911	350,091
Professional fees	410,304	96,094	650,074	319,919
Stock based compensation expense	-	133,665	-	239,086
Total operating expenses	1,568,647	1,118,084	2,638,968	1,697,567

Operating loss	(1,568,647)	(1,118,084)	(2,638,968)	(1,697,567)

Other income (expense):
Interest expense	(50,479)	70,782	(95,479)	31,082
Amortization of debt discount	-	(60,969)	(4,618)	(96,094)
Change in fair value of derivative liability, warrants	2,590	4,175	5,106	111,017
Total other income (expense)	(47,889)	13,988	(94,991)	46,005

Net loss	$(1,616,536)	$(1,104,096)	$(2,733,959)	$(1,651,562)

Net loss per common share - basic and diluted	$(0.02)	$(0.01)	$(0.03)	$(0.02)

Weighted average common shares outstanding - basic and diluted	104,454,608	97,853,822	103,671,655	96,419,034

See accompanying notes to consolidated financial statements.

F-22

SPIRITS CAPITAL CORPORATION

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Three Months Ended June 30, 2024 and 2023

(Unaudited)

								Total
	Preferred Stock		Common Stock		Common Stock	Additional Paid-in	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Issuable	Capital	Deficit	(Deficit)

Balance at December 31, 2022 (Audited)	-	$-	94,717,470	$10,453	$-	$86,270,357	$(87,393,202)	$(1,112,392)
Issuance of common stock for cash	-	-	4,314,000	445	133,700	4,221,030	-	4,355,175
Issuance of common stock for stock based compensation	-	-	224,000	22	-	223,803	-	223,825
Net loss	-	-	-	-	-	-	(1,651,562)	(1,651,562)
Balance at June 30, 2023	-	$-	99,255,470	$10,920	$133,700	$90,715,190	$(89,044,764)	$1,815,046

Balance at December 31, 2023 (Audited)	-	$-	102,595,020	$11,254	$-	$94,118,207	$(92,984,307)	$1,145,154
Issuance of common stock for cash	-	-	725,000	73	-	724,927	-	725,000
Net loss	-	-	-	-	-	-	(1,117,423)	(1,117,423)
Balance at March 31, 2024	-	-	103,320,020	11,327	-	94,843,134	(94,101,730)	752,731
Issuance of common stock for cash	-	-	1,482,500	148	-	1,482,352	-	1,482,500
Offering costs	-	-	-	-	-	(52,459)	-	(52,459)
Net loss	-	-	-	-	-	-	(1,616,536)	(1,616,536)
Balance at June 30, 2024	-	$-	104,802,520	$11,475	$-	$96,273,027	$(95,718,266)	$566,236

See accompanying notes to consolidated financial statements.

F-23

SPIRITS CAPITAL CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(2,733,959)	$(1,651,562)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	-	223,825
Change in fair value of derivative liability, warrants	(5,106)	(111,017)
Depreciation and amortization	7,506	1,287
Amortization of right of use asset, operating lease	49,475	46,985
Amortization of debt discount	4,618	35,125
Changes in operating assets and liabilities:
Prepaid expenses	102,200	(102,200)
Accounts payable	494,252	237,664
Inventory	(1,764,402)	(34,077)
Deposits	160,579	-
Accrued liabilities	70,547	(362,249)
Lease liability, operating lease	(54,713)	(50,302)
Net cash used in operating activities	(3,669,002)	(1,766,521)

Cash flows from investing activities:
Deposits	-	(214,500)
Net cash used in investing activities	-	(214,500)

Cash flows from financing activities:
Proceeds from notes payable	-	(27,780)
Proceeds from other long term liabilities	225,000	-
Proceeds from sale of common stock, net	2,207,500	4,355,175
Offering costs	(52,459)	-
Net cash provided by financing activities	2,380,041	4,327,395

Net change in cash and cash equivalents	(1,288,961)	2,346,374
Cash and cash equivalents at beginning of the year	2,057,843	397,440
Cash and cash equivalents at end of the year	$768,882	$2,743,814

Supplemental Disclosure Of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental Disclosure Of Non-Cash Financing Activities:
Stock issued for prepaid expense	$-	$-
Stock issued for settlement of notes payable	$-	$-

See accompanying notes to consolidated financial statements.

F-24

SPIRITS CAPITAL CORPORATION

Notes to the Consolidated Financial Statements

For the Six Months ended June 30, 2024 and 2023

NOTE 1 – BASIS OF FINANCIAL STATEMENT PRESENTATION

Organization and Description of Business

Capital Beverage Corporation (“Capital Beverage”) was incorporated under the laws of the State of Delaware on December 5, 1995. On December 30, 2019, Monogram Global Inc. a Delaware corporation (“Monogram”) and (the “Company”) merged with and into Capital Beverage Corporation. On April 29, 2021, the Company approved an amendment to change the name of the corporation to Spirits Capital Corporation.

Spirits Capital Corporation is a platform providing secured purchase of premium American Whiskey while maturing. The objectives of the company development was a vision to create an open, safe and secure marketplace for value hunters who want to capitalize on the strong and promising future of this spirit.

On December 30, 2019, Capital Beverage entered into a Share Exchange Agreement (the “Agreement” or the (“Merger”) involving Capital Beverage as the surviving parent corporation and acquiring a privately held Delaware corporation known as Monogram Global Inc. With the change of control of the Company, the Merger was accounted for as a recapitalization in a manner similar to a reverse acquisition.

On May 3, 2024, the Board of Directors approved the incorporation of the Delaware company Spirits Barrels, LLC, a wholly owned subsidiary, for the purpose of managing the investments in the whiskey barrels that are not backed by the Cask Investment Deed.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, the Company generated net losses of $2,733,959 and $1,651,562 during the six months ended June 30, 2024 and 2023, respectively. The Company did not generate any revenue from product sales during the six months ended June 30, 2024 and 2023. As of June 30, 2024, the Company’s current assets exceeded its current liabilities by $1,336,636. As of June 30, 2024, the Company had $768,882 of cash.

The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives. These factors, as well as the uncertain conditions that the Company faces relative to capital raising activities, create substantial doubt as to the Company’s ability to continue as a going concern. The Company is seeking to raise additional capital principally through private placement offerings and is targeting strategic partners in an effort to finalize the development of its products and begin generating revenues. The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements and expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through calendar year 2024. However, management cannot make any assurances that such financing will be secured.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. Our financial statements as of June 30, 2024 and 2023 include the accounts of Spirits Global, Inc., the Company’s wholly owned subsidiary.

F-25

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts receivable and allowance for doubtful accounts

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are offset against sales and relieved from accounts receivable, after all means of collection have been exhausted and the potential for recovery is considered remote. As of June 30, 2024 and 2023, there were no allowance for doubtful accounts.

Property and Equipment

Property and equipment are capitalized and depreciated over their estimated economic useful lives. Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets (property and equipment) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Revenue Recognition

The Company currently has no revenues from its operations. We anticipate that revenues from product sales, net of estimated returns and allowances, will be recognized when evidence of an arrangement is in place, related prices are fixed and determinable, contractual obligations have been satisfied, title and risk of loss have been transferred to the customer and collection of the resulting receivable is reasonably assured.

Inventories

Inventories are valued at the lower of cost or net realizable value. We value our inventories primarily using the first-in, first-out (FIFO) cost method. FIFO cost approximates current replacement cost. Because we age most of our whiskeys in barrels for three years or more, as of today we have not sold any of our inventory. Following industry practice, we classify all barreled whiskey as a current asset. We include warehousing, insurance, ad valorem taxes, and other carrying charges applicable to barreled whiskey in inventory costs.

Concentration of Credit Risk

The Company has no significant concentrations of credit risk.

F-26

Related Parties

The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Derivative Financial Instruments

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a lattice model, in accordance with ASC 815-15 “Derivative and Hedging” to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument could be required within 12 months after the balance sheet date.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Topic ASC 718, Share-Based Payment which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Beneficial Conversion Features

The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the shares of common stock at the commitment date to be received upon conversion.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 820, “Fair Value Measurements and Disclosures”. As defined in FASB ASC 820, the fair value is the price that would be received to sell an assetor paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 established a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement) as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

F-27

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The carrying values of the Company’s prepaid expenses, accounts payable and accrued liabilities approximate their fair values due to the short maturity of these instruments. The Company believes the carrying amount of its notes payable and other long-term liabilities approximate fair value based on rates and other terms currently available to the Company for similar debt instruments. See Note 7 for fair value disclosure of derivative liability.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of June 30, 2024, diluted net loss per share is the same as basic net loss per share. Anti-dilutive items outstanding as of June 30, 2024 include 706,750 common stock warrants.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election, and recognizes rent expense on a straight-line basis over the lease term.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”). This amendment requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and forward-looking estimates. ASC 326 was adopted by the Company effective January 1, 2023. The adoption of ASC 326 did not have a material impact on the Company’s financial statements or disclosures.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

F-28

NOTE 4 – INVENTORY

Inventory consists of:

	June 30,	December 31,
	2024	2023
Whiskey - newly filled barrels	$2,281,204	$516,802
Reserve for obsolescence	-	-
Inventory, net	$2,281,204	$516,802

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consists of:

	June 30,	December 31,
	2024	2023
Computer equipment	$4,117	$4,117
Furniture and equipment	38,778	38,778
Leasehold improvements	35,294	35,294
	78,189	78,189
Less: Accumulated depreciation	(30,510)	(23,004)
Property and equipment, net	$47,679	$55,185

Depreciation expense for property and equipment for the six months ended June 30, 2024 and 2023, was in the amount of $7,506 and $5,405, respectively.

NOTE 6 – NOTES PAYABLE

As of June 30, 2024 and December 31, 2023, respectively, there were $315,000 and $310,382 of promissory notes outstanding, net of debt discount of $0, and $4,618. As of June 30, 2024 and December 31, 2023 accrued interest on the notes was $ 91,625 and $52,250, respectively. As of June 30, 2024, the note was in default.

During the six months ended June 30, 2024, the Company made repayments in aggregate of $0 of the notes payable.

NOTE 7 – OTHER LONG TERM LIABILITIES, DEEDS

Deed liabilities

As of June 30, 2024 and December 31, 2023, there were $700,000 and $675,000 of Deeds outstanding, respectively. During the six months ended June 30, 2024, the Company received $25,000 pursuant to a new Deed. As of June 30, 2024 and December 31, 2023, there was accrued interest of $225,000 and $174,375 related to the Deeds, respectively, which is included in accrued labilities on the consolidated balance sheets.

Cask Deed liabilities

Spirits Global issued a Secured Cask Deed Obligation on March 1, 2024 for $200,000, comprising of 100 cask deeds. This obligation accrues 12.50% annual interest and is exempt from SEC and state registration. Transfer is restricted unless registered or exempt, with prepayment allowed after one year without penalty.

As of June 30, 2024 and December 31, 2023, there were $200,000 and $0 of Deeds outstanding, respectively. As of June 30, 2024 December 31, 2023, there was accrued interest of $5,479 and $0 related to the Deeds, respectively, which is included in accrued labilities on the consolidated balance sheets.

F-29

NOTE 8 – DERIVATIVE LIABILITY, WARRANTS

The Company recorded a derivative liability based on the conversion features of its underlying common stock warrants. The derivative liability is a Level 3 financial instrument. The following is a summary of activity of the derivative liability for the six months ended June 30, 2024:

Derivative
Liability
Balance at December 31, 2023	$66,307
Change in fair value	(5,106)
Balance at June 30, 2024	$61,201

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

June 30, 2024

Expected volatility	25%
Expected term - years	1.47-3.47
Risk-free interest rate	3.81%
Expected dividend yield	0%

NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED OTHER LIABILITIES

Accounts payable and accrued other liabilities consisted of the following:

	June 30,	December 31,
	2024	2023

Accounts payable	$904,134	$409,882
Accrued salaries	336,817	347,694
Accrued interest	322,104	226,625
Accrued liabilities, other	4,530	18,585
Accounts payable and accrued liabilities	$1,567,585	$1,002,786

NOTE 10 – STOCKHOLDERS’ EQUITY

Capital Structure

The authorized capital of the Company consists of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock, both par value $0.0001 per share.

Preferred Stock

As of June 30, 2024 and 2023, there were no preferred shares issued and outstanding for all classes.

Common Stock

As of June 30, 2024 and 2023, there were 104,802,520 and 102,595,020 shares of common stock issued and outstanding, respectively.

F-30

2024 Transactions

On January 19, 2024, the Company’s Board of Directors approved, and the Company entered into a Securities Purchase Agreement where the Company issued 200,000 shares of common stock for $200,000.

On February 23, 2024, the Company’s Board of Directors approved, and the Company entered into a Securities Purchase Agreement where the Company issued 150,000 shares of common stock for $150,000.

On March 21, 2024, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued 200,000 shares of common stock for $200,000.

On March 26, 2024, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 175,000 shares of common stock, valued at $175,000.

On April 8, 2024, the Company’s Board of Directors approved, and the Company entered into a securities purchase agreement where the Company issued 75,000 shares of common stock, valued at $75,000.

On April 10, 2024, the Company’s Board of Directors approved, and the Company entered into a securities purchase agreement where the Company issued 650,000 shares of common stock, valued at $650,000.

On April 10, 2024, the Company’s Board of Directors approved, and the Company entered into a securities purchase agreement where the Company issued 75,000 shares of common stock, valued at $75,000.

On April 12, 2024, the Company’s Board of Directors approved, and the Company entered into a securities purchase agreement where the Company issued 100,000 shares of common stock, valued at $100,000.

On April 18, 2024, the Company’s Board of Directors approved, and the Company entered into a securities purchase agreement where the Company issued 120,000 shares of common stock, valued at $120,000.

On April 22, 2024, the Company’s Board of Directors approved, and the Company entered into a securities purchase agreement where the Company issued 25,000 shares of common stock, valued at $25,000.

On May 2, 2024, the Company’s Board of Directors approved, and the Company entered into a securities purchase agreement where the Company issued 100,000 shares of common stock, valued at $100,000.

On May 13, 2024, the Company’s Board of Directors approved, and the Company entered into a securities purchase agreement where the Company issued 200,000 shares of common stock, valued at $200,000.

On May 16, 2024, the Company’s Board of Directors approved, and the Company entered into a securities purchase agreement where the Company issued 50,000 shares of common stock, valued at $50,000.

On June 4, 2024, the Company’s Board of Directors approved, and the Company entered into a securities purchase agreement where the Company issued 25,000 shares of common stock, valued at $25,000.

On June 4, 2024, the Company’s Board of Directors approved, and the Company entered into a securities purchase agreement where the Company issued 50,000 shares of common stock, valued at $50,000.

On June 13, 2024, the Company’s Board of Directors approved, and the Company entered into a securities purchase agreement where the Company issued 12,500 shares of common stock, valued at $12,500.

During the six months ended June 30, 2024, the Company incurred $52,459 in offering costs.

F-31

Warrants

On September 1, 2022, the Company entered into a Promissory Note (“Note”) with an investor issuing an original issue discount promissory note in the aggregate principal amount of $315,000 with a $15,000 original issue discount. The note bears no interest and on December 19, 2022, the Company issued 450,000 warrants at an exercise price of $0.50 per share with a life of 5 years.

On December 19, 2022, the Company issued 250,000 warrants at an exercise price of $1.00 per share with a life of 3 years as compensation for a consulting agreement. On December 19, 2022, the Company issued 4,500 warrants at an exercise price of $1.00 per share with a life of 3 years as compensation for a consulting agreement.

On February 8, 2023, the Company issued 2,250 warrants at an exercise price of $1.00 per share with a life of 3 years as compensation for a consulting agreement.

A summary of the status of the Company’s outstanding stock warrants and changes during the six months ended June 30, 2024 is as follows:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding as of December 31, 2023	706,750	$0.68	2.68
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Outstanding as of June 30, 2024	706,750	$0.68	2.18

As of June 30, 2024 and December 31, 2023, there were 706,750 and 706,750 stock warrants outstanding.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Lease Agreement

Effective October 1, 2021, a six-year lease was signed for 3,000 square feet for $124,200 annually, for our facilities in Newport Beach, California for $10,350 per month.

Such leases do not require any contingent rental payments, impose any financial restrictions, or contain any residual value guarantees. Variable expenses generally represent the Company’s share of the landlord’s operating expenses. The Company does not have any leases classified as financing leases.

The rate implicit in each lease is not readily determinable, and we therefore use our incremental borrowing rate to determine the present value of the lease payments. The weighted average incremental borrowing rate used to determine the initial value of right of use (ROU) assets and lease liabilities was 6.00%, derived from borrowing rate, as obtained from the Company’s current lenders. Right of use assets for operating leases are periodically reduced by impairment losses. We use the long-lived assets impairment guidance in ASC Subtopic 360-10, Property, Plant, and Equipment – Overall, to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize. As of June 30, 2024, we have not recognized any impairment losses for our ROU assets.

We monitor for events or changes in circumstances that require a reassessment of one of our leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in profit or loss.

On June 30, 2024 and December 31, 2023 the Company had current operating lease liabilities of $117,831 and $112,415, respectively, and long-term lease liabilities of $222,433 and $282,562, respectively, and right of use assets of $304,354 and $353,830, respectively.

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Supplemental balance sheet information related to leases are as follows:

	June 30,	December 31,
	2024	2023
Weighted-average remaining lease term (in years)
Operating leases	2.67	3.17
Weighted-average discount rate
Operating leases	6.00%	6.00%

Future minimum lease payments under these leases are as follows:

Operating
Year Ending December 31,	Leases
2024	$67,200
2025	137,074
2026	141,186
2027	23,997
Total undiscounted cash flows	369,456
Unamortized interest	(29,192)
Present value of lease liability	$340,264

Net rent expense for the six months ended June 30, 2024 and 2023 were $107,194 and $79,412, respectively.

Inventory Agreement

On June 20, 2023, the Company entered an agreement with GBRE, LLC, a Kentucky limited liability company, for the option to purchase up to 20,000 barrels of newly filled whiskey from their distillery Garrard County Distilling Company (“GCDC”) based in Lancaster, Kentucky. GCDC began allocating barrels to the Company in January 2024.

NOTE 12 – RELATED PARTY TRANSACTIONS

As of June 30, 2024, the Company had accounts payable due to a related party of $0 and accrued salaries of $197,770. As of December 31, 2023 the Company had accounts payable due to a related party of $0 and accrued salaries of $197,770.

During the six months ended June 30, 2024, the Company paid $123,500 to an entity controlled by Reza’s wife for payment to contractors for consulting services (facilitating a payment a contractor – the full payment was due to a third party).

NOTE 13 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 9, 2024, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements, aside from:

On August 1, 2024, the Company received a $1.5 million equity investment along with a $1.5 million investment for Cask Investment Deeds from a single party. On August 2, 2024, the Company purchased $1.5 million worth of barrels to support the Cask Investment Deeds.

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Shares

Common Stock

Prospectus

                           , 2024

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R.F. Lafferty & Co., Inc.

ALTERNATE PAGES FOR RESALE PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 16 2024

PRELIMINARY PROSPECTUS

Shares

Common Stock

This prospectus relates to the disposition from time to time by the selling stockholders named in this prospectus of Spirits Capital Corporation of up to             shares of our common stock which are held by the selling stockholders identified in the prospectus, including their transferees, pledgees or donees or their respective successors. By separate prospectus (the “IPO Prospectus”), we have registered an aggregate of          shares of our common stock which we are offering for sale to the public through our underwriters, excluding any shares issuable upon the underwriters’ over-allotment option.

We intend to apply to list our common stock on The Nasdaq Capital Market under the symbol “           .” We believe that upon the completion of this offering, we will meet the standards for listing on The Nasdaq Capital Market; however, if our common stock is not approved for listing on The Nasdaq Capital Market, we will not consummate this offering. No assurance can be given that our application will be approved.

Our common stock is currently quoted on the OTC Markets Group, Inc. Pink under the symbol “SSCC’ market and is thinly traded. On September 13, 2024, the last reported sale price for our common stock on the OTCPink was $3.00.

The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will not receive any proceeds from the sale of the shares by the selling stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Upon consummation of the initial public offering contemplated by the IPO Prospectus,               will beneficially own approximately  % of our outstanding common stock (approximately  % if the underwriters exercise in full their option to purchase additional common stock). As a result, each of may be in a position to influence matters affecting us, including decisions regarding extraordinary business transactions, fundamental corporate transactions and election of directors. For more information, see “Risk factors—Our principal equity holders’ interests may conflict with yours.”

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Sales of the shares of our common stock registered in this prospectus and the IPO Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our common stock under the heading “Risk Factors” beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2024

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EXPLANATORY NOTE

Concurrent with this offering, the company is registering shares of common stock in connection with an initial public offering of        shares of our common stock through the underwriters (excluding  shares which may be sold upon exercise of the underwriters’ over-allotment option). Sales by stockholders that purchased shares in our common stock from the initial public offering may reduce the price of our common stock, demand for our shares and, as a result, the liquidity of your investment.

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those restricted shares previously issued to the selling stockholders. The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act. We are registering the shares in order to permit the selling stockholders to offer the shares for resale from time to time. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Except for the ownership of these shares or as indicated in the footnotes to the table below, the selling stockholders have not had any material relationship with us within the past three years and based on the information provided to us by the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling stockholders and other information regarding the ownership of the common stock by each of the selling stockholders. The second column lists the number of common stock owned by each selling stockholder. The third column lists the common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the common stock offered by the selling stockholders pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of , 2024, pursuant to the exercise of options or warrants, vesting of common stock or conversion of convertible debt, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership before the offering is based on shares of common stock issued and outstanding as of , 2024. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling	Common Stock Beneficially	Number of Shares Being	Common Stock Beneficially Owned After this Offering
Stockholder	Owned Prior to this Offering	Offered	Shares	Percent(1)
%

(1)	Applicable percentage ownership after this offering is based on shares of common stock outstanding after the initial public offering. As noted above, for purposes of computing percentage ownership after this offering, we have assumed that all common stock offered by the selling stockholders will be sold in this offering.

[Alternate Page for Resale Prospectus]

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PLAN OF DISTRIBUTION

There is currently a limited public market established for our common stock. The selling stockholders may, from time to time, sell any or all of their shares of common stock acquired prior to our initial public offering on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders will sell at the price at which we sell shares in our initial public offering pursuant to the registration statement of which this prospectus forms a part, which is expected to be between $           and $           per share. Once, and if, our common stock is listed on Nasdaq and there is an established market for our shares, the selling stockholders may sell their shares from time to time at the market price prevailing on Nasdaq at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. A selling stockholder may use any one or more of the following methods when selling the shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the selling stockholders sell shares through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure you that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders

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Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge the shares to broker-dealers that in turn may sell such shares.

 The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be an “Underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the shares. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares outside of the ordinary course of business or, at the time of the purchase of the shares, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the shares, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in passive market-making activities with respect to the shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

[Alternate Page for Resale Prospectus]

USE OF PROCEEDS

We will not receive proceeds from sales of the common stock by the selling stockholders made under this prospectus.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. The shares of common stock may be sold in one or more transactions at the price at which we sell shares in our initial public offering pursuant to the registration statement of which this prospectus forms a part until our shares are listed on The Nasdaq Capital Market and thereafter at prevailing market prices or privately negotiated prices. See “Plan of Distribution” above for more information.

LEGAL MATTERS

The validity of the common stock covered by this prospectus will be passed upon by Barton LLP, Santa Monica, California.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder (excluding the underwriters’ discount and commission). All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee.

Amount to be paid
SEC registration fee		$885.60
FINRA filing fee		*
Nasdaq listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Miscellaneous fees and expenses		*

Total	$	*

We will bear all of the expenses shown above.

* To be filed by amendment.

Item 14. Indemnification of directors and officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate provides for indemnification to the full extent permitted by law.

Section 145 of the DGCL (“Section 145”), provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL; provided, however, advancement of expenses is subject to receipt of an undertaking by or on behalf of indemnified person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses. Our Bylaws further provide that we are specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

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The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Certificate, our Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board pursuant to the applicable procedure outlined in the Bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We maintain a standard director and officer insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

We enter into a customary indemnification agreement with each of our officers and directors.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act. We did not pay any broker fees or commissions relating to the issuances listed below.

2024 Transactions

Private Offerings

In the third quarter of 2024, we sold 1,833,000 shares of common stock at an offering price of $1.00 per share to verified accredited investors pursuant to exemption under Rule 506(c) promulgated under Regulation D.

Prior to the 506(c) offering, during the first half of 2024, we sold an aggregate of 2,207,500 shares of common stock at an offering price of $1.00 per share to accredited investors under Rule 506(b) promulgated under Regulation D. There was no public offering.

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2023 Transactions

Private Offerings

During 2023, we sold an aggregate of 6,463,900 shares of common stock at an offering price of $1.00 per share to accredited investors under Rule 506(b) promulgated under Regulation D. There was no public offering.

Payment for Services

Shares of common stock issued as payment for services were issued in reliance upon exemption pursuant to Section 4(a)(2) of the Securities Act on the basis that there was no public offering and the company’s pre-existing relationship with the recipients.

On February 3, 2023, we issued 175,000 shares of common stock, valued at $0.001 per share, as payment for services under an advisory agreement with Edward Fazio.

On February 3, 2023, we issued 175,000 shares of common stock, valued at $0.001 per share, to an unaffiliated third party for consulting services.

On March 31, 2023, we issued 49,000 shares of common stock, valued at $0.001 per share, as payment for services under an advisory agreement with Michael Weydemuller. This transaction resulted in $49,000 in stock-based compensation which is reflected in the consolidated statement of operations.

On October 2, 2023, we issued 1,242,150 shares of common stock pursuant to Michael Weydemuller’s employment agreement. This transaction resulted in $1,242,150 in stock-based compensation, which is reflected in the consolidated statement of operations.

On October 2, 2023, we issued 7,500 shares of common stock to Jonathan D. Thomas for $0.75 as payment for services. This transaction resulted in $7,500 in stock-based compensation which is reflected in the consolidated statement of operations.

2022 Transactions

Private Offerings

During 2022, we sold an aggregate of 1,170,123 shares of common stock at an offering price of $1.00 per share to accredited investors under to Section 4(a)(2) of the Securities Act or Rule 506(b) promulgated under Regulation D. There was no public offering.

On March 22, 2022, we sold 22,500,000 shares of common stock for $2,250, valued at $22,500,000, to Green Capital Management Limited.

On March 22, 2022, we sold 10,000 shares of common stock for $10,0000 to Green Capital Management Limited.

Payment for Services

Shares of common stock issued as payment for services were issued in reliance upon exemption pursuant to Section 4(a)(2) of the Securities Act on the basis that there was no public offering and the company’s pre-existing relationship with the recipients.

On January 14, 2022, we sold 50,000 shares of common stock for $50,000 cash to Patrick Flynn.

On February 16, 2022, we sold $1,500,000 shares of common stock for $1,500 to Michael Weydemuller. This transaction resulted in $1,498,500 in stock-based compensation, which is reflected in the consolidated statement of operations.

On February 28, 2022, we issued 3,000 shares of common. stock valued at $1.00 per share, for payment of services pursuant to an advisory agreement with Linda Boyd Jones.

On March 22, 2022, the company’s Board of Directors approved, and the company entered into a Debt Conversion Agreement where the company issued 10,000 shares of common stock, valued at $1.00 per share, in settlement of an outstanding note with Linda Boyd Jones.

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On March 28, 2022, we issued 2,500 shares of common. stock valued at $1.00 per share, for payment of services pursuant to an advisory agreement with Linda Boyd Jones.

On March 28, 2022, we sold 1,000,000 shares of common stock for $1,000, valued at $1.00 per share, to Frank Longo, as payment for services.

On March 28, 2022, the company sold 4,500,000 shares of common stock for $450 to Reza Hashemi, valued at $7,500,000. This transaction resulted in $4,499,550 in stock-based compensation which is reflected in the consolidated statement of operations.

On March 31, 2022, we issued 100,000 shares of common stock, valued at $1.00 per share, to our former company counsel for services rendered.

On May 17, 2022, we issued 100,000 shares of common stock valued, at $1.00 per share, for payment of consulting services to Patrick Flynn.

On May 31, 2022, we issued 1,800 shares of common stock, valued at $1.00 per share, for payment of services pursuant to an advisory agreement with Linda Boyd Jones.

On June 1, 2022, we issued $154,500 shares of common stock, valued at $1.00 per share, to Michael Weydemuller for consulting services.

On June 1, 2022, we issued $10,000 shares of common stock, valued at $0.0001 per share, to Michael Weydemuller for consulting services.

On June 1, 2022, we issued 5,300 shares of common stock, valued at $1.00 per share, as repayment of a note in favor of Michael Weydemuller.

On June 13, 2022, we issued 25,000 shares of common. stock, valued at $1.00 per share, for payment of services pursuant to an advisory agreement with Crown Dragon Asset Management.

On September 16, 2022, we issued 150,000 shares of common stock, valued at $1.00 per share, for payment of services pursuant to an advisory agreement with Exchange Listing, LLC, an entity owned and controlled by Peter Goldstein, a significant stockholder.

On September 30, 2022, we issued 13,750 shares of common stock, valued at $1.00 per share, for payment of services to Michael Weydemuller.

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On December 17, 2022, we issued 750,000 shares of common stock for $75, valued at $750,000 pursuant to an employment agreement with Jonathan Wolf, a former employee.

On December 31, 2022, we issued 50,000 shares of common stock, valued at $1.00 per share, as payment for services pursuant to an employment agreement with Michael Weydemuller.

Warrants

On September 1, 2022, the company entered into a promissory note with an unaffiliated investor issuing an original issue discount promissory note in the aggregate principal amount of $315,000 with a $15,000 original issue discount. The note bears no interest. On December 19, 2022, as part of the note transaction, the company issued 450,000 5-year warrants to the investor at an exercise price of $0.50 per share.

On December 19, 2022, the company issued 3-year 250,000 warrants at an exercise price of $1.00 per share as compensation for services to an unaffiliated consultant.

On December 19, 2022, the company issued 3-year 4,500 warrants at an exercise price of $1.00 per share as compensation for services to an unaffiliated consultant.

On February 8, 2023, the company issued 3-year 2,250 warrants at an exercise price of $1.00 per share as compensation for services to an unaffiliated consultant.

Item 16.	Exhibits and Financial Statement Schedules

See Exhibit Index immediately following signature pages, attached hereto and incorporated herein by this reference.

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport Beach, State of California, on September 16, 2024.

SPIRITS CAPITAL CORPORATION

By:	/s/ Todd Sanders
Todd Sanders
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Todd Sanders and Patrick J. Flynn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Sanders	Chief Executive Officer, Chairman	September 16, 2024
Todd Sanders	(Principal Executive Officer)

/s/ Patrick J. Flynn	Chief Financial Officer ( Principal Financial and Accounting Officer)	September 16, 2024
Patrick J. Flynn

/s/ Jamee Natella	Director	September 16, 2024
Jamee Natella

/s/ Gerry Martin	Director	September 16, 2024
Gerry Martin

/s/ Neil Sahota		September 16, 2024
Neil Sahota	Director

/s/ Andrew Boyd-Jones		September 16, 2024
Andrew-Boyd Jones	Director

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Exhibit Index

Exhibit No.	Description
1.1^	Form of Underwriting Agreement with R.F. Lafferty & Co., Inc.
3.1	Second Amended and Restated Articles of Incorporation of Spirits Capital Corporation filed with the Secretary of State of Delaware on September 21, 2023
3.2	Amended and Restated Bylaws of Spirits Capital Corporation.
4.1	Form of Promissory Note dated December 16, 2020
4.2	Form of Promissory Note dated April 8, 2021
4.3	Promissory Note issued May 13, 2021
4.4	Form of Promissory Note June 18, 2021
4.5	Promissory Note dated September 1, 2022
4.6	Convertible Note dated February 1, 2023
4.7	Convertible Note dated January 23, 2023
4.8	Form of Warrant Agreement
4.9^	Form of Common Stock Certificate
4.10^	Form of Representative’s Warrant
5.1^	Opinion of Barton LLP
10.1*	Amended and restated Employment Agreement, dated December 30, 2019, by and between Spirits Capital Corporation and Todd Sanders
10.2*	Employment Agreement, dated December 31, 2021, by and between Spirits Capital Corporation and Michael D. Weydemuller
10.3*	Employment Agreement, dated July 8, 2023, by and between Spirits Capital Corporation and Reza Hashemi
10.4	Form of Securities Purchase Agreement
10.5	Subscription Agreement
10.6	Property Lease Agreement, commencing on October 1, 2021
10.7	First Amendment to Office Lease as of September 21, 2021
10.8	Second Amendment to Office Lease dated as of March 10, 2023
10.9	Inventory Agreement, by and between Spirits Capital Corporation and GBRE, LLC
10.10*	Form of Independent Director Agreement between Spirits Capital Corporation and each independent director
10.11*	Form of Indemnification Agreement
10.12	Form of Cask Investment Deed Purchase Agreement
10.13	Debt Conversion Agreement dated February 28, 2022
10.14	2024 Equity Incentive Plan
10.15	Form of Confidentiality Agreement
21.1	Subsidiaries
23.1	Consent of Urish Popeck & Co., LLC
23.2^	Consent of Barton LLP. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Schema Linkbase Document
101.CAL	XBRL Taxonomy Calculation Linkbase Document
101.DEF	XBRL Taxonomy Definition Linkbase Document
101.LAB	XBRL Taxonomy Labels Linkbase Document
101.PRE	XBRL Taxonomy Presentation Linkbase Document
107	Filing Fee Table

*management compensatory contract or arrangement

+Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulations S-K. The Company will furnish supplementally an unredacted copy of such exhibit to the Securities and Exchange Commission or its staff upon request.

^ to be filed by amendment

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